As filed with the Securities and Exchange Commission on August 7, 2023

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Soul Biotechnology Corp.

(Exact name of Registrant as specified in its charter)

Nevada	8742	82-3155323
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Fourth Ave. N, Saskatchewan, Canada S3N 2V7

Tel: (306) 563-4123

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED August 7, 2023

Soul Biotechnology Corp.

20,000,000 Shares of Common Stock, $0.20 par value per share

This is a public offering of Soul Biotechnology Corp. (also known as Adorbs Inc.) (“Soul Biotech,” or the “Company”). We are offering 20,000,000 Common Shares at $0.20 per share (the “Shares”), in a best effort, direct public offering, by our officers and directors for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. The offering will terminate within 360 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Our Shares are not currently traded on any national securities exchange, but are quoted on OTCPink, under the symbol “ADOB,” although a bid price and ask price has yet to be posted.

Adorbs Inc. (“Adorbs”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017.

Former management was comprised of two people, Rebecca Jill Lazar, President; and Michael Lazar, Chief Financial Officer. Due to the development stage of the Company, Ms. Lazar spent part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities included acting as the Company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar cultivated relationships with children’s clothing stores and manufacturers and spent the time necessary to oversee the product development, manufacturing, sales, and marketing campaigns, website design, and direct the primary operations of the business.

On January 19, 2018, the Company filed a Form S-1 for registration of securities under the Securities Act of 1933. The S-1 was declared effective on March 14, 2018, and at that time the Company became a fully reporting public company. The Company filed its first Form 10-Q on May 10, 2018, for the period ended March 31, 2018, and subsequently filed all required reports until through the period ended March 31, 2019. On July 1, 2019, the Company filed a Form 15 to terminate its registration. Despite her best efforts, Ms. Lazar determined during the three months ended June 30, 2020, that the Company’s business plan was no longer viable. Subsequently, during July 2020, Ms. Lazar and her husband Michael Lazar resigned their positions executive positions with the Company and gifted their majority shareholdings for no consideration to Activist Investing LLC, an entity controlled by Michael Lazar’s brother, David Lazar. These shares were gifted in return for David Lazar’s commitment to provide funding to the Company going forward and for his expertise in managing and directing distressed companies.

Activist Investing LLC received 11,000,000 shares from Ms. Lazar, and 10,000,000 shares from Michael Lazar for a total of 21,000,000 shares. Based upon 23,889,500 shares outstanding, this effectively gave David Lazar 87.9% ownership of the Company. Concurrently with the change of control, David Lazar was appointed as CEO and Director and is currently the only employee, officer, and director of the Company. As a result of these transactions, the Company become a “blank check” company.

On December 29, 2020, the Company’s Registration Statement on Form 10-12G was declared effective.

On February 10, 2022, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of the Company and the managing member of Activist Investing LLC (“Activist”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 569,889,500 shares of common stock of ADOB, was issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which was issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Immediately after completion of such share exchange, the Company had a total of 644,889,500 issued and outstanding shares, with authorized share capital for common share of 20,000,000.

Consequently, the Company ceased to fall under the definition of a shell company as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and MySpray is now a wholly-owned subsidiary.

On March 13, 2023, the sole existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company. Also on March 13, 2023, Rachel Martinuik consented to the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik consented to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

On May 5, 2022, the Company filed a Certificate of Amendment with the state of Nevada increasing its authorized shares from 75,000,000 to 20,000,000 shares of $0.001 par value common stock. None of the additional 569,889,500 shares issuable under the terms of the Share Agreement, have been issued.

The Company changed its name with the State of Nevada to Soul Biotechnology Corporation on January 3, 2023.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management and is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

MySpray is preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand. Also, MySpray is attempting end-to-end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high-quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

Investing in our Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares.

The Company is a Nevada holding company of MySpray, a Canadian operating company.

The Company’s year-end is December 31.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors” beginning on page 11 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated           , 2023

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until August __, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

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Prospectus Summary

This summary highlights information that we present more fully elsewhere in this prospectus. This summary does not contain all of the information that you might wish to consider before buying Common Shares in this offering. You should read the entire prospectus carefully, including “Risk Factors” and the financial statements and accompanying notes.

Corporate History

Soul Biotechnology Corporation (“Soul”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017.

Former management was comprised of two people, Rebecca Jill Lazar, President; and Michael Lazar, Chief Financial Officer. Due to the development stage of the Company, Ms. Lazar spent part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities included acting as the Company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar cultivated relationships with children’s clothing stores and manufacturers and spent the time necessary to oversee the product development, manufacturing, sales, and marketing campaigns, website design, and direct the primary operations of the business.

On January 19, 2018, the Company filed a Form S-1 for registration of securities under the Securities Act of 1933. The S-1 was declared effective on March 14, 2018, and at that time the Company became a fully reporting public company. The Company filed its first Form 10-Q on May 10, 2018, for the period ended March 31, 2018, and subsequently filed all required reports until through the period ended March 31, 2019. On July 1, 2019, the Company filed a Form 15 to terminate its registration. Despite her best efforts, Ms. Lazar determined during the three months ended June 30, 2020, that the Company’s business plan was no longer viable. Subsequently, during July 2020, Ms. Lazar and her husband Michael Lazar resigned their positions executive positions with the Company and gifted their majority shareholdings for no consideration to Activist Investing LLC, an entity controlled by Michael Lazar’s brother, David Lazar. These shares were gifted in return for David Lazar’s commitment to provide funding to the Company going forward and for his expertise in managing and directing distressed companies.

Activist Investing LLC received 11,000,000 shares from Ms. Lazar, and 10,000,000 shares from Michael Lazar for a total of 21,000,000 shares. Based upon 23,889,500 shares outstanding, this effectively gave David Lazar 87.9% ownership of the Company. Concurrently with the change of control, David Lazar was appointed as CEO and Director and is currently the only employee, officer, and director of the Company. As a result of these transactions, the Company become a “blank check” company.

On December 29, 2020, the Company’s Registration Statement on Form 10-12G was declared effective.

On February 10, 2022, Adorbs Inc. (“ADOB,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), an Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of ADOB and the managing member of Activist Investing LLC. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 593,779,000 shares of common stock of ADOB, was issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which was issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Immediately after completion of such share exchange, the Company had a total of 644,889,500 issued and outstanding shares, with authorized share capital for common share of 20,000,000.

Consequently, the Company ceased to fall under the definition of a shell company as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and MySpray is now a wholly-owned subsidiary.

On March 13, 2023, the sole existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company. Also on March 13, 2023, Rachel Martinuik consented to the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik consented to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

On May 5, 2022, the Company filed a Certificate of Amendment with the state of Nevada increasing its authorized shares from 75,000,000 to 20,000,000 shares of $0.001 par value common stock. None of the additional 569,889,500 shares issuable under the terms of the Share Agreement, have been issued.

The Company changed its name with the State of Nevada to Soul Biotechnology Corporation on January 3, 2023.

Business Overview

Soul Biotechnology Corporation (“ADOB” or the “Company”) is a US holding company incorporated in Nevada in October 2017, which operates through the Company’s wholly owned subsidiary MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canada corporation incorporated on October 2, 2012.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management.

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

We are preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand.

We are attempting end to end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

Through this process, we are attempting to achieve a net zero global environmental footprint, implementing growth solutions using naturally composted substrates and by-products of manufacturing current products. MySpray is a current member of the Canadian Health Food Association (CHFA) and presently offers 5 products in the natural health marketplace, and proudly manufactures in Canada with cGMP credentials, sourced from USDA-certified organic North American producers.

MySpray is clinically developing innovative and evidence-based therapeutics that can help us generate revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Our Products

MySpray offers products in a variety of delivery systems including topical, capsules, and through a highly absorbed convenient oral spray delivery system.

MyShrooms Immune-Pro

MyShrooms Immune-Pro is a clinical strength herbal medicine to activate, balance, and support a healthy immune system. It is formulated with a powerful and unique trifecta of medicinal mushrooms, ginseng, and propolis. With potent antioxidants and powerful adaptogens it increases energy and the body’s response to stress, along with related mental and physical fatigue.

MyShrooms Defence

MyShrooms Defence is a combination of chaga, often proclaimed “king of medicinal mushrooms,” and Vitamin D. Chaga is a rich source of potent antioxidants and powerful phytochemicals, such as sterols, phenols, beta-glucans, and melanin. Vitamin D, widely known as the sunshine vitamin, is an essential hormone for disease prevention, and the regulation of minerals. Combined they strengthen the body’s natural defence system, and protect against pathogens, illness and disease.

MyShrooms Immunity

MyShrooms Immunity offers the synergistic effect of 8 medicinal mushrooms, each containing complex, unique and specific compounds providing significant health benefits throughout the whole body. As an immune modulator, it helps to activate, balance and restore a healthy immune response with a comprehensive combination of the most potent medicinal mushrooms including: Reishi, Chaga, Cordyceps, Turkey Tail, Lion’s Mane, Agaricus Blazei, Shiitake, and Maitake.

MyShrooms Energy

MyShrooms Energy is a combination of Cordyceps and Vitamin B12. Cordyceps mushroom has been used for centuries for its energizing and apoptogenic properties, as well as to support oxygen uptake, stamina, endurance, libido, and kidney and adrenal health. With naturally occurring B-vitamins, it is a perfect blend to include Vitamin B12 with its essential and diverse functions in the body. B12 is involved in the maintenance of the nervous system, red blood cell production, energy metabolism and the proper functioning of our brain, heart, liver, and kidneys. Combined they contribute to optimal health, well-being, performance, mood, vitality and energy.

MyPain LiniMint

MyPain LiniMint contains 80% DMSO and delivers the deepest tissue penetration available. It is 100% natural and provides unmatched pain relief from muscle strains, joint sprains, backaches & arthritis. The powerful analgesic properties easily penetrate through the skin into all tissues, reducing pain and inflammation at the source to promote the body’s natural healing process, a remarkable advantage over other topically applied products.

With approximately 11,000 studies on DMSO, research demonstrates its analgesic properties by blocking the peripheral C nerve fibers and acts as an antioxidant neutralizing the free radicals of inflammation.

MySpray generates revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Competitive Strengths

One of the key strengths of the company lies in its diversified client base. By catering to a wide range of customers across different markets and industries, the company minimizes the risk of overreliance on a single market or client. This diversification strategy not only spreads out potential risks but also opens up opportunities for growth and stability.

In order to drive the company forward, it recognizes the importance of having a well-equipped and capable workforce. The company strives to attract and retain highly qualified and experienced employees who possess a diverse set of skills. These employees play a vital role in developing effective business strategies and formulating long-term plans that align with the company’s goals and objectives. By leveraging their expertise and knowledge, the company can adapt to evolving market trends and make informed decisions to drive success.

A focused marketing approach is another notable aspect of the company’s operations. Rather than adopting a scattered or generic marketing strategy, the company emphasizes the development of targeted campaigns with clear goals and well-defined strategies. By identifying specific market segments, customer needs, and competitive advantages, the company can allocate its resources effectively and maximize the impact of its marketing efforts. This approach ensures that marketing activities are tailored to resonate with the intended audience and achieve the desired outcomes.

The company also boasts valuable experience in the development and sale of health products. This expertise positions them as a trusted player in the industry, with a deep understanding of the unique challenges and opportunities within the health sector. The company’s proficiency in this domain enables them to create innovative and high-quality health products that cater to the evolving needs of consumers. This experience also serves as a strong foundation for future product development and market expansion initiatives.

Furthermore, the company has established networks and partnerships that facilitate its ability to conduct business overseas. These well-established connections and relationships allow the company to explore international markets, forge strategic alliances, and seize global business opportunities. By leveraging these networks, the company can overcome entry barriers, navigate cultural nuances, and tap into new customer bases. This international presence enhances the company’s competitiveness and positions it for growth in a globalized business landscape.

In summary, the company’s strengths lie in its diversified client base, skilled workforce, focused marketing campaigns, experience in health product development, and established international networks. These factors combine to create a strong foundation for the company’s growth, resilience, and success in the marketplace.

Executive Summary

Soul Biotech is a biotechnology company specializing in the development of novel formulations for mental health and performance, pain management, and immune function. Our research and development efforts focus on creating innovative products, including formulations with and without psilocybin in both micro and macro dosages, as well as utilizing DMSO for pain management and medicinal mushroom formulations. This growth plan outlines strategies to maximize the potential of our therapies, expand market reach, and create value for patients and stakeholders.

Research and Development

Soul Biotech’s growth relies on advancing our research and development initiatives. We will prioritize the following areas:

a.	Novel Formulations: We will continue to invest in the research and development of novel formulations for mental health and performance, pain management, and immune function. This includes exploring formulations both with and without psilocybin in micro and macro dosages to cater to varying patient needs. We will leverage scientific advancements and clinical insights to develop safe, effective, and innovative therapies.

b.	DMSO for Pain Management: We will further optimize the utilization of dimethyl sulfoxide (DMSO) for pain management. DMSO has shown promise in reducing pain and inflammation, and we will conduct additional research and development to enhance its effectiveness and explore new applications.

c.	Medicinal Mushroom Formulations: Our research efforts will focus on developing advanced medicinal mushroom formulations. These formulations harness the therapeutic potential of medicinal mushrooms to support immune function, enhance cognitive performance, and promote overall well-being. We will explore innovative extraction methods and formulation techniques to create high-quality products.

Market Expansion

To maximize the commercial potential of our therapies, we will implement comprehensive market expansion strategies:

a.	Targeted Market Segmentation: We will identify specific patient populations and healthcare providers who can benefit from our mental health and performance, pain management, and immune function products. By understanding their unique needs and preferences, we can tailor our marketing and distribution strategies accordingly.

b.	Product Portfolio Optimization: We will continually evaluate and refine our product portfolio to align with market demands and emerging trends. This may involve introducing new formulations, expanding product lines, or discontinuing products that no longer meet market requirements.

c.	Strategic Partnerships: Collaborating with healthcare providers, distributors, and wellness companies will be crucial for market expansion. We will seek partnerships that complement our expertise and expand our distribution networks, enabling us to reach a wider customer base.

Operational Excellence

Efficiency and operational excellence are vital to support our growth aspirations:

a.	Manufacturing and Supply Chain Optimization: We will invest in state-of-the-art manufacturing facilities and establish strategic partnerships with contract manufacturing organizations (CMOs) to ensure efficient production and a reliable supply of our products. We will implement robust supply chain management practices to meet growing demand and minimize potential disruptions.

b.	Regulatory Compliance and Quality Assurance: Maintaining regulatory compliance and adhering to stringent quality assurance standards will be a top priority. We will implement comprehensive quality systems, conduct thorough testing and validation, and ensure compliance with relevant regulations to ensure the safety and efficacy of our products.

c.	Talent Acquisition and Retention: Attracting and retaining top talent in biotechnology, formulation development, and marketing is essential for our success. We will focus on building a diverse and skilled workforce, offering competitive compensation packages, providing opportunities for professional growth, and fostering a culture of innovation and collaboration.

Soul Biotech’s growth plan centers on advancing research and development in novel formulations for mental health and performance, pain management, and immune function. Our focus on formulations with and without psilocybin in micro and macro dosages, along with DMSO and medicinal mushroom formulations, showcases our commitment to innovative therapies. By expanding our market presence, forging strategic partnerships, and optimizing operations, we aim to position Soul Biotech as a leading biotechnology company, providing effective and sustainable solutions to improve the well-being of individuals globally.

Our Services

Pain Management

The growing baby-boomer population continues to drive demand for innovative and advanced pain relaxing medications around the western world. Additionally, the increasing number of hospitalization cases; unmet requirements for neuropathic pain management drugs; innovative and advanced applications of pain management therapies; increasing prevalence of various chronic diseases, such as cancer, and neurological problems; and increasing healthcare expenditure are also driving the growth of the global market. The growing numbers of mergers and acquisitions is a key trend observed in the market. Among the various therapeutic indications, the post-operative pain relief segment accounted for the largest share, and the low-back pain segment accounted for the second largest share in the global market.

Pain management drugs are mainly used to relieve discomfort associated with injury and surgeries. Moreover, pain management medications are used in the management of pain associated with neurological problems, migraine, cancer, orthopedic problems, low-back pain, rheumatoid arthritis, and fibromyalgia.

The stringent regulation for the approval of pain management drugs is restraining the growth of the global market. High expenditure requirements in the manufacturing of pain management drugs and risks of side effects associated with pain killers are also hindering the growth of the global market.

North America and Europe are the major markets, due to increasing prevalence of chronic diseases, and growing awareness about various types of chronic pain conditions in these regions. The U.S. followed by Canada, is the largest market for pain management drugs in North America. Whereas, the U.K., Germany and France are some of the major countries holding significant share in the European pain management drugs market.

The Asian pain management drugs market is growing rapidly due to a large pool of patients and increasing healthcare spending in the region. The growth is also supported by the initiatives taken by various government associations to develop chronic pain rehabilitation centers and the increasing prevalence of various chronic diseases. India, Japan, and China are the major markets in the region.

Apart from these regions, Latin America is another important market. This is due to increasing investments by drug manufacturing companies and growing demand for pain management medications in the region. Brazil holds the largest share in the Latin American pain management drugs market, due to the increasing support from government organizations for the development of chronic pain rehabilitation centers in the country.

Immune System

Fungi have long been used as herbal drugs in Traditional Chinese Medicine and the source of numerous pharmaceuticals. In today’s world with Covid, stress and over increased use of antibiotics our world has developed a weak immune system problem. Many people have long searched out natural remedies for this problem and have been hit with the same string of products – generic extracts/vitamins like ginseng, echinacea, vitamin C & D among others. Most of which work, however, given our current global immune suppression a more comprehensive immune system support product is being desired. The immune health supplements market size was $16.32 billion USD in 2019 and is projected to reach $29.40 billion USD by 2027, exhibiting a CAGR of 7.4% during the forecast period.

The COVID-19 pandemic is surging the demand for immune health supplements across the globe. This growth is attributable to the rising reconsideration of health and well-being by the masses. They are persistently striving to dodge any type of infectious disease by consuming immunity boosters. One of the significant challenges that may occur is the disruptions in the supply chain network – which was noted by The Nutrition Business Journal in April 2020.

Mental Health and Performance

1.	Concussion

Concussions are a common form of traumatic brain injury that can have serious long-term effects on an individual’s mental health. While the focus of research on psilocybin has traditionally been on its use in treating mental health disorders, such as depression and anxiety, there is growing interest in its potential for treating physical conditions as well. Preliminary studies have suggested that psilocybin may help to reduce inflammation and promote neuroplasticity in the brain, which could potentially aid in the recovery from concussions. A study by Li et al. (2021) found that psilocybin treatment in mice with traumatic brain injury led to improvements in cognitive function, motor coordination, and reduced inflammation in the brain. Additionally, concussions are a common form of traumatic brain injury that can have serious long-term effects on an individual’s mental health, including the development or aggravation of mental health conditions such as depression, anxiety, and PTSD. Soul Biotech’s team recognizes the potential of psilocybin to address this need and is committed to exploring its potential as a safe and effective treatment option for individuals suffering from concussions and associated mental health conditions.

2.	Mental Health

Common mental health disorders are inadequately treated using traditional medications, many of which have low or variable efficacy, undesirable or dangerous side effects, and sometimes addictive properties. Traditional medications typically are prescribed for daily use over an extended period and take weeks or months to reduce symptoms. In addition to lowered quality of life for the individual, poor medication efficacy results in high societal costs in healthcare and lost productivity.

Psilocybin has been investigated as treatment for depression, anxiety disorders, obsessive-compulsive disorder, alcohol use disorder, and tobacco use disorder (Daniel and Haberman, 2017). The Johns Hopkins Center for Psychedelic & Consciousness Research has published more than 60 peer-reviewed studies showing therapeutic effects of psilocybin in patients suffering from addictions, anxiety, and treatment-resistant depression.

A key finding is that psilocybin, when combined with psychological therapy, appears to have curative potential rather than symptom management effects. 4 weeks after receiving 2 psilocybin-assisted psychotherapy sessions, 71% of study participants suffering from major depression had a reduction in symptoms, and 54% of individuals no longer met the criteria for depression (Davis et al., 2020). The lead author of the study noted that the magnitude of the effect was approximately four times larger than traditional antidepressants in the market. Similarly, 80% of cancer patients receiving 2 psilocybin sessions showed significant reductions in anxiety and depressed mood 6 months after treatment.

The work at the Johns Hopkins Center (2006, 2008) has also demonstrated that a single psilocybin session resulted in positive mood, attitude, and behavioral changes in healthy individuals, with lasting effects of 14 months or longer. A single psilocybin session increased well-being or life satisfaction in 64% of individuals. Psilocybin sessions have also been associated with increased emotional and brain plasticity (2020), including altered top-down control of emotions, increased overall brain connectivity, and enduring changes in the personality domain of openness (2011).

Marketing

The objectives of our marketing strategy will emphasize laser focus on our 3 previously defined markets. In order to achieve its goal, Soul Biotech intends to adopt the following strategies:

1.	Offer a limited number of SKU’s. Soul Biotech doesn’t want to be everything, instead really good at a few things.

2.	Keep the market strategy simple and push for more overseas partners – understand their markets – allow them to market their products within their local markets with some autonomy.

3.	Within North America and parts of Europe, keep the brand very consistent, simple, clean and to the point.

4.	Soul Biotech’s strategy is to grow the business by nurturing clients, differentiating from our competitors, particularly through solid business ethics. Alliances, collaboration and training will be conducted on a regular basis to ensure that the products are fully understood and communicated to meet customer expectations. The 4 main focuses for getting the name out and having the story properly told will be via:

5.	Advertising online

6.	Social media influencers and market movers

7.	Consistent virtual training with our founder and the key reps in the field

8.	Trade shows and events

Competition

Soul Biotech has identified competing companies that fill similar needs as Soul Biotech, some include:

Axsome Therapeutics

Headquartered: New York, USA.

Founded: 2012

NASDAQ: AXSM

Market Cap: 3.42B

Sales: $24M

Number of Employees: 383

Bottom Line: 10-year-old company with a focus on research for brain health. Main areas of focus: Depression, Alzheimer’s, migraine, narcolepsy and fibromyalgia.

Atai Life Sciences

Headquartered: Berlin, Germany.

Founded: 2018

NASDAQ: ATAI

Market Cap: $373.366M

Sales: $24K

Number of Employees: 81

Bottom Line: Developing multiple drugs based on psychedelic substances, including ibogaine and ketamine.

Soul Biotech seeks to advance the health and wellness industry through the integration of traditional and modern philosophies.

Soul Biotech is the evolution of MySpray Therapeutics, which has been creating clinically developed natural health products since 2012. Today, we hold licenses for nine Natural Product Numbers (NPN) through Health Canada, including the brands MySpray Therapeutics, MyShrooms, and MyPain LiniMint.

We are now expanding our research in the areas of mental health, pain management, and immune function. We are currently in discussions to conduct clinical trials of medicinal mushrooms, psilocybin, and cannabinoids to develop innovative formulas that promote overall wellness. Additionally, we are developing novel product formulations that not only prevent the severity of concussions and traumatic brain injuries (TBI) but also assist in the recovery of symptoms.

At Soul Biotech, we are committed to pushing the boundaries of what is possible in the health and wellness industry. Our goal is to help people live healthier and happier lives, and we are proud to be at the forefront of this important mission.

We remain committed to advancing the field of concussion research and developing innovative solutions that can improve the lives of individuals impacted by this serious public health issue. By working collaboratively with other researchers, clinicians, and organizations, we aim to make a significant impact on the prevention and treatment of concussions, and traumatic brain injuries (TBI).

Soul Biotech aspires to achieve end-to-end capabilities through vertical integration, from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. Through this process we could be on target to achieve a net zero global environmental footprint, implementing growth solutions using naturally composted substrates and by-products of manufacturing current products. This could allow Soul Biotech to maintain the highest quality control and the ability to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Develop distribution and wholesale partnerships.

●	Offer white label manufacturing.

Soul Biotech is a current member of the Canadian Health Food Association (CHFA) and presently offers 5 products in the natural health marketplace, and proudly manufactures in Canada with cGMP credentials, sourced from USDA certified organic North American producers. We believe that the future of health and wellness lies in the integration of traditional and modern philosophies, and that’s why we are dedicated to utilizing the latest scientific advancements while remaining grounded in the principles of holistic health and wellness. Join us on our journey as we continue to bring innovative health and wellness solutions to the global community.

Clinic Operations to Laboratory Development

On June 1, 2023, MySpray Therapeutics and Soul Biotech moved forward with a strategic decision that could have a significant impact on our future direction and growth. After careful consideration and in alignment with our business plan, Soul Biotech transitioned from clinic operations to the establishment of a research laboratory. This strategic move is driven by our commitment to innovation and advancing the field of healthcare through research and development with psilocybin.

Our decision to shift towards laboratory development is grounded in our passion for scientific exploration and innovation. By establishing a dedicated research laboratory, we hope to be better equipped to conduct in-depth studies and experiments with psilocybin, aiming to unlock its therapeutic potential for addressing various medical conditions. As we move forward with investor relations that are focused on our research in pain management, immune system and mental health research it became necessary to direct resources to pursue a research laboratory. The cost savings in rent at $30,000 per year, employees at a savings of about $245,408.88, and general operation costs savings of about $20,000 benefits the Company short and long term as we transition according to our business plan. The inventory associated with the clinic at May 31, 2023 was $4,121.21 no other assets were transferred.

We believe that research with psilocybin has the potential to revolutionize patient care by offering new, effective treatment options for individuals who have been unresponsive to conventional therapies. This transition allows us to focus on developing safe and evidence-based therapeutic products. Through our laboratory’s work, we aspire to contribute valuable knowledge to the healthcare industry. We envision collaborations with leading experts, universities, and research institutions to expand the collective understanding of psilocybin’s therapeutic benefits.

This transition aligns closely with our long-term corporate strategy, emphasizing growth, sustainability, and improving the lives of patients. By focusing on research and development, we seek to establish a strong market presence as pioneers in the field of psilocybin-based therapeutics. As we embark on this transformative journey, we are excited about the opportunities it presents. The establishment of our research laboratory will require careful planning, resource allocation, and dedication. We will invest in state-of-the-art equipment, hire skilled researchers, and create a collaborative and innovative work environment.

While transitioning from clinic operations, we are committed to ensuring continuity of patient care and ongoing projects. Our team will work diligently to minimize any disruptions during this period of change.

We believe that our decision to transition from clinic operations to laboratory development is a strategic step towards fulfilling our mission and making a lasting impact in the healthcare industry. We are eager to pursue our research and development endeavours with psilocybin and bring novel therapeutic solutions to the forefront of patient care.

The Offering

Common Shares offered	20,000,000 Common Shares, $0.20 par value per share.

Common Shares Outstanding before this Offering	598,545,644 shares, as of July 7, 2023

Common Shares to be Outstanding after this Offering	618,545,644 shares

Use of Proceeds;	While there is no minimum number of shares that will be sold in this offering, if we were to sell the entire number of shares registered, we estimate that our net proceeds from this offering will be approximately $3,950,000, based on an initial public offering price of $0.20 per share, after deducting estimated offering expenses. We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include hiring additional sales, marketing and management personnel, and investing in sales and marketing activities, capital expenditures, and other general and administrative matters.

See Use of Proceeds.

Minimum number of shares to be sold in this offering.	None.

Market for the shares	There is a limited public market for the shares. The shares trade on the OTC Markets under the symbol “ADOB.”

Risk Factors	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

We have a limited operating history

We have had limited recent operating history. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our strategies or otherwise to generate sufficient revenue to continue operations.

During the year ended December 31, 2021, MySpray’s total revenue was $81, and had a net loss of $45,798. During the year ended December 30, 2022, MySpray’s total revenue was $296,597, and had a net loss of $342,570.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

We are subject to a variety of possible risks that could adversely impact our revenues, results of operations or financial condition. Some of these risks relate to general economic and financial conditions, while others are more specific to us and the industry in which we operate. The following factors set out potential risks we have identified that could adversely affect us. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, could also have a negative impact on our business operations or financial condition. See also Statement Regarding Forward-Looking Disclosure.

We operate in a highly competitive industry.

The healthcare business is highly competitive and constantly changing. Our competitors include not only other large multinational healthcare companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the natural health space, creating opportunities for new and existing competitors and a need for continued significant investment in research and development.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

Our Brands and Products

Our brand and product strategy centers on our full portfolio of products designed to appeal to diverse sets of consumers. These brands and products will be tailored to comply with all requirements we expect to accompany use, such as the inclusion of health warnings on labels and restrictions on marketing.

Cross Border Sales Transactions

Cross border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product

Direct-to-consumer.

We have a direct-to-consumer, or DTC, component of our sales, through our website, that are not made under supply agreements with corporations and private retailers. This makes a large portion on our business reliant on the speed and availability of our website and the ability of the Company to meet orders.

Due to our involvement in the psychedelic compounds industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors’ and officers’ insurance, is more difficult for us to find and more expensive, because we are in the regulated cannabis industry. While the Company currently has all of the insurance required to operate, there are no guarantees that we will be able to keep such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

We cannot predict every event and circumstance that may affect our business, and therefore, the risks and uncertainties discussed herein may not be the only ones you should consider.

We are not an expert in the cannabis industry. Therefore, as we commence the operation of our business, we may encounter risks of which we are not aware at this time, which could have a material adverse impact on our business.

Additional Financing Requirements are possible.

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we are in the psychedelic compounds business. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the cannabis industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to acquire properties for the use in the cultivation and production of cannabis. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all of the above factors and will also be affected by our future financial position, results of operations and cash flows. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our raw materials used in our products come from Canada. The impact of COVID-19 on these sources, or any of our customers, distributors and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products.

Additionally, many of our employees, including members of our management team, have been working remotely as a result of the closure of our offices and warehouses in compliance with local and state regulations in response to the COVID-19 pandemic. If our operations or productivity become, or continue to be, impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, which may negatively impact our business, financial condition, and cash flow. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

●	our cash flow may be insufficient to meet our required principal and interest payments;

●	we may be unable to borrow additional funds as needed or on favorable terms, or at all;

●	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

●	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

●	we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

●	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Our results of operations are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the continued strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

We may lose or fail to attract and retain key employees and management personnel.

Our employees, including our healthcare professionals, are among our most valuable assets. An important aspect of our competitiveness is our ability to identify and develop the appropriate talent and to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award and factors which may be beyond our control. Changes to immigration policies or travel restrictions imposed as a result of public health, political or security concerns, that restrain the flow of professional talent may inhibit our ability to staff our offices or projects. In addition, the healthcare industry is characterized by a high degree of employee mobility and significant use of third-party or temporary workers to staff new, growing or temporary assignments. If we were to fail to attract key personnel or lose them to competitors or clients, or fail to manage our workforce effectively, our business and results of operations could be adversely affected.

If our clients experience financial distress, or seek to change or delay payment terms, it could negatively affect our own financial position and results.

At any given time, one or more of our clients may experience financial difficulty, file for bankruptcy protection or go out of business. Unfavorable economic and financial conditions could result in an increase in client financial difficulties that affect us. The direct impact on us could include reduced revenues and write-offs of accounts receivable and expenditures billable to clients, and if these effects were severe, the indirect impact could include impairments of intangible assets, credit facility covenant violations and reduced liquidity.

International business risks could adversely affect our operations.

We are a global business. Operations outside Canada and the United States represent a significant portion of our net revenues. These operations are exposed to risks that include local legislation, currency variation, exchange control restrictions, local labor and employment laws that hinder workforce flexibility, large-scale local or regional public health crises, and other difficult social, political or economic conditions. We also must comply with applicable U.S., local and other international anti-corruption laws. These restrictions can place us at a competitive disadvantage with respect to those competitors who may not be subject to comparable restrictions. Failure to comply or to implement business practices that sufficiently prevent corruption or violation of sanctions laws could result in significant remediation expense and expose us to significant civil and criminal penalties and reputational harm.

We may not be able to meet our performance targets and milestones.

From time to time, we communicate to the public certain targets and milestones for our financial and operating performance that are intended to provide metrics against which to evaluate our performance. They should not be understood as predictions or guidance about our expected performance. Our ability to meet any target or milestone is subject to inherent risks and uncertainties, and we caution investors against placing undue reliance on them. See Statement Regarding Forward-Looking Disclosure.

We have limited personal liability.

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Our financial performance is dependent on the conditions of the healthcare industry.

The results of our business is influenced by a number of external factors including fluctuations in material costs, labor costs, foreign currency exchange rates, customer attrition, raw material and energy costs, global credit market conditions, and other global and political factors, including trade policies. A slowdown in building and remodeling activity can adversely affect the financial performance of our company.

There are implications of being an emerging growth company.

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;

-	the first fiscal year after our annual gross revenues are $2 billion or more;

-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or

-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to Regulation

United States Federal law prohibits the use of psychedelic compounds for the purposes in which the Company may engage.

As of the date of this prospectus, the policy and regulations of the Federal government and its agencies are that psychedelic compounds have no benefit and a range of activities including cultivation and use of psychedelic compounds for personal use is prohibited on the basis of federal law. Active enforcement of the current federal regulatory position on psychedelic compounds on a regional or national basis may directly and adversely affect the ability of Company to develop its business plan in the U.S.

Current favorable laws relating to cultivation and production of psychedelic compounds may be modified or eliminated in the future which may have adverse impact to us.

Relevant laws related to psychedelic compounds may be amended or repealed, or new laws may be enacted in the future to eliminate existing laws permitting psychedelic compounds. Any changes in laws that reduce or eliminate the ability to cultivate and produce psychedelic compounds would depress our business. In addition, we would realize an economic loss from such change of the regulations.

Psychedelic compounds remain illegal under U.S. federal law, and therefore, strict enforcement of federal laws regarding psychedelic compounds would likely result in our inability to execute our business operation.

Laws and regulations affecting the psychedelic compounds industry are constantly changing, which could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Relevant laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Applicable state and international laws may prevent us from maximizing our potential income.

Depending on the laws of each particular State and country, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to ban certain psychedelic compounds activities. Even if these activities are legal under specific State law, specific cities and counties may ban them. Depending on the laws of international countries, we might not be able to fully realize our potential to generate profit.

Compliance with environmental laws could materially increase our operating expenses.

There may be environmental conditions associated with properties we acquire of which we are unaware. If environmental contamination exists on properties we acquire, we could become subject to liability for the contamination. Such environmental liability exposure associated with properties we acquire could harm our business, financial condition, liquidity and results of operations.

We are subject to industry regulations and other legal or reputational risks that could restrict our activities or negatively impact our performance or financial condition.

Our industry is subject to government regulation and other governmental action, both domestic and foreign. Advertisers and consumer groups may challenge advertising through legislation, regulation, judicial actions or otherwise, for example on the grounds that the advertising is false and deceptive or injurious to public welfare. Our business is also subject to specific rules, prohibitions, media restrictions, labelling disclosures and warning requirements applicable to advertising for certain products. Existing and proposed laws and regulations, in particular in the European Union and the United States, concerning user privacy, use of personal information and on-line tracking technologies could affect the efficacy and profitability of internet-based, digital and targeted marketing. We are also subject to laws and regulations that govern whether and how we can transfer, process or receive certain data that we use in our operations. The costs of compliance with these laws may increase in the future as a result of the implementation of new laws or regulations, such as the GDPR and the CCPA, or changes in interpretations of current ones, such as the interpretation of existing consumer protection laws as imposing restrictions on the online collection, storage and use of personal data. The imposition of restrictions on certain technologies by private market participants in response to privacy concerns could also have a negative impact on our digital business. If we are unable to transfer data between countries and regions in which we operate, or if we are prohibited from sharing data among our products and services, it could affect the manner in which we provide our services or adversely affect our financial results. Any failure on our part to comply with these legal requirements, or their application in an unanticipated manner, could harm our business and result in penalties or significant legal liability. Legislators, agencies and other governmental units may also continue to initiate proposals to ban the advertising of specific products, such as alcohol, tobacco or marijuana products, and to impose taxes on or deny deductions for advertising, which, if successful, may hinder our ability to accomplish our clients’ goals and have an adverse effect on advertising expenditures and, consequently, on our revenues. Governmental action, including judicial rulings, on the relative responsibilities of clients and their marketing agencies for the content of their marketing can also impact our operations. Furthermore, we could suffer reputational risk as a result of governmental or legal action or from undertaking work that may be challenged by consumer groups or considered controversial.

Risks Related to our Common Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “ADOB”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. In fact, as of June 30, 2023, there was no bid or ask price on our stock, and such prices may never be posted.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 526,389,500 issued and outstanding shares of our Common Stock that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least twelve months, affiliates may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and affiliates must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

We cannot assure you that a market will develop for our Common Stock or what the market price of our Common Stock will be.

There is a limited trading market for our Common Stock. There is no assurance that an active market for our Common Stock will develop as a result of our operation of SRAS even if we are successful. If a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at an attractive price or at all. We cannot predict the prices at which our Common Stock will trade. It is possible that, in future quarters, our operating results may be below the expectations of securities analysts or investors. As a result of these and other factors, the price of our Common Stock may decline or may never become liquid.

Use of Proceeds

We will receive gross proceeds of up to $4,000,000 from the sale of shares we are registering to sell at $0.20 per share, in an offering conducted by our officers and directors on a best-efforts basis.

The net proceeds to us from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $3,950,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of general corporate purposes with the remainder used for administrative and legal expenses for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(5)	Percent	Assumed Offering #2(2)(5)	Percent	Assumed Offering #3(3)(5)	Percent	Maximum Offering(4)(5)	Percent
Offering Expenses	$50,000		$50,000		$50,000		$50,000
CBD/THC & psilocybin R&D	$250,000		$250,000		$500,000		$500,000
New inventory	$200,000		$200,000		$400,000		$437,000
Clinical trials	$0		$850,000		$1,075,000		$875,000
General & Admin	$250,000		$400,000		$450,500		$500,000
Legal and Accounting Fees	$102,000		$102,000		$102,000		$102,000
Marketing	$148,000		$148,000		$422,500		$161,000
Potential acquisitions	$0		$0		$0		$1,375,000
Total	$1,000,000	100%	$2,000,000	100%	$3,000,000	100%	$4,000,000	100%

(1)	Assumes that we only raise 25% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,000,000 _____________.
(2)	Assumes that we only raise 50% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $2,000,000.
(3)	Assumes that we only raise 75% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $3,000,000.
(4)	Assumes that we raise the full amount of our Maximum Offering hereunder, or $4,000,000. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $4,000,000.
(5)	The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the FINRA and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest-bearing instruments.

We are dependent on $2,052,000 of the proceeds of this offering to finance our operations and grow the Company and its subsidiaries for the next 12 months. The majority of the proceeds will go toward corporate overhead.

Determination of Offering Price

Our offering price of $0.20 per share was arbitrarily determined based upon what we hope the bid and ask price to be posted would approximate. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of the offering price hereunder as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Dilution

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholders for our common stock, as well as the current market price of our common stock. We are offering for sale up to 20,000,000 shares of common stock with $3,950,000 of the proceeds going to the Company. If you purchase Shares in this offering, you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering, 598,545,644 issued and outstanding shares of Common Stock. As of March 31, 2023, our net tangible book value per share was negative $(0.000909) per share.

The table below illustrates the pro forma per share dilution described above assuming 20,000,000 shares are sold.

After giving effect to the sale of the maximum of 20,000,000 Shares being offered in this offering, at $0.20 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $3,406,026 and increase by $0.006415 per share.

The table below illustrates the pro forma per share dilution described above assuming 15,000,000 shares are sold.

After giving effect to the sale of 75% of the Shares (15,000,000) shares being offered in this offering, at $0.20 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $2,406,026 and increase by $0.004799 per share.

The table below illustrates the pro forma per share dilution described above assuming 10,000,000 shares are sold.

After giving effect to the sale of 50% of the Shares (10,000,000 shares) being offered in this offering, at $0.20 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $1,406,026 and increase by $0.003200 per share.

The table below illustrates the pro forma per share dilution described above assuming 5,000,000 shares are sold.

After giving effect to the sale of 25% of the Shares (5,000,000 shares) being offered in this offering, at $0.20 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $406,026 and increase by $0.001576 per share.

The table below illustrates the pro forma per share dilution described above assuming 2,000,000 shares are sold.

After giving effect to the sale of 10% of the Shares (2,000,000 shares) being offered in this offering, at $0.20 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be negative $(193,974) and increase by $0.000587 per share.

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Percentage of offering sold	100%	75%	50%	25%	10%
Price per share	$0.20	$0.20	$0.20	$0.20	$0.20
Total shares purchased	20,000,000	15,000,000	10,000,000	5,000,000	2,000,000
Total proceeds of shares purchased
less: offering costs	$50,000	$50,000	$50,000	$50,000	$50,000
Net proceeds from offering	$3,950,000	$2,950,000	$1,950,000	$950,000	$350,000

Net Tangible book value as of March 31, 2023	$(543,974)	$(543,974)	$(543,974)	$(543,974)	$(543,974)
Net Tangible book value after the offering	$3,406,026	$2,406,346	$1,406,346	$406,346	$(193,974)

Total shares issued at time of offering	598,545,644	598,545,644	598,545,644	598,545,644	598,545,644
Total shares issued after the offering	618,545,644	618,545,644	618,545,644	618,545,644	618,545,644
Net tangible book value per share as of March 31, 2023	$(0.000909)	$(0.000909)	$(0.000909)	$(0.000909)	$(0.000909)
Net tangible book value per share after the offering	$0.005507	$0.003890	$0.002292	$0.000667	$(0.00321)
Net tangible book value per share increase to present shareholders	$0.006415	$0.004799	$0.003200	$0.001576	$0.000587
Dilution to investors	$0.1945	$0.196110	$0.197708	$0.199333	$0.200000

Percentage of ownership to present shareholders after the offering	96.8%	97.6%	98.4%	99.2%	99.7%

Purchasers of stock in the offering	3.2%	2.4%	1.6%	0.8%	0.3%

Price per Share	0.20	0.20	0.20	0.20	0.20

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form S-1 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Soul Biotechnology Corporation (“Soul”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017 as Adorbs Inc. The Company changed its name to Soul Biotechnology Corporation on January 3, 2023.

Former management was comprised of two people, Rebecca Jill Lazar, Chief Executive Officer; and Michael Lazar, Chief Financial Officer. Due to the development stage of the Company, Ms. Lazar spent part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities included acting as the Company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar cultivated relationships with children’s clothing stores and manufacturers and spent the time necessary to oversee the product development, manufacturing, sales, and marketing campaigns, website design, and direct the primary operations of the business.

On January 19, 2018, the Company filed a Form S-1 for registration of securities under the Securities Act of 1933. The S-1 was declared effective on March 14, 2018, and at that time the Company became a fully reporting public company. The Company filed its first Form 10-Q on May 10, 2018, for the period ended March 31, 2018, and subsequently filed all required reports until through the period ended March 31, 2019. On July 1, 2019, the Company filed a Form 15 to terminate its registration. Despite her best efforts, Ms. Lazar determined during the three months ended June 30, 2020, that the Company’s business plan was no longer viable. Subsequently, during July 2020, Ms. Lazar and her husband Michael Lazar resigned their positions executive positions with the Company and gifted their majority shareholdings for no consideration to Activist Investing LLC, an entity controlled by Michael Lazar’s brother, David Lazar. These shares were gifted in return for David Lazar’s commitment to provide funding to the Company going forward and for his expertise in managing and directing distressed companies.

Activist Investing LLC received 11,000,000 shares from Ms. Lazar, and 10,000,000 shares from Michael Lazar for a total of 21,000,000 shares. Based upon 23,889,500 shares outstanding, this effectively gave David Lazar 87.9% ownership of the Company. Concurrently with the change of control, David Lazar was appointed as CEO and Director and is currently the only employee, officer, and director of the Company. As a result of these transactions, the Company become a “blank check” company.

On June 22, 2020, the Company dismissed Michael Gillespie & Associates, PLLC “Gillespie”) as its independent registered public accounting firm who had performed the audit of the Company’s 2018 financial statements for the year ended December 31, 2018. Gillespie’s report on the Company’s financial statements for the year ended December 31, 2018, did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports included explanatory paragraphs with respect to the Company’s ability to continue as a going concern. During the year ended December 31, 2018, and through June 21, 2020, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Gillespie on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to satisfaction, would have caused Gillespie to make reference to the subject matter thereof in connection with its reports for the period ended 2018 or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

On June 22 2020, the Company appointed AJSH & Co. LLP, a PCOAB registered firm as its independent registered accounting firm who performed the Company’s audit for the period ended December 31, 2019 and has reviewed its financial statements for the three and nine-month period ended September 30, 2021.

On December 29, 2020, the Company’s Registration Statement on Form 10-12G was declared effective.

On February 10, 2022, Soul Inc. (“ADOB,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), an Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of ADOB and the managing member of Activist Investing LLC. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 593,779,000 shares of common stock of ADOB, was issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which was issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Results of Operations for the Three Months Ended March 31, 2023 Compared to the Three Months Ended March 31, 2022

Revenue

For the three months ended March 31, 2023, we recorded $75,413 in revenue from the sale of our products compared to $64,731 for the three months ended March 31, 2022. We are in the process of developing our strategic business plan going forward and, therefore, revenues may vary from period to period.

Cost of sales

Cost of sales was $29,127 for the three months ended March 31, 2023, compared to cost of sales of $15,305 for the three months ended March 31, 2022.

Operating expenses

Operating expenses for the three months ended March 31, 2023 were $106,149 compared to $83,546 for the three months ended March 31, 2022. The increase in operating expenses in the three months ended March 31, 2023, compared to the same period in 2022 is due to an increase in general and administrative expenses in most expense categories due to inflation.

Net income (loss)

As a result of the foregoing, we had a loss of $60,305 for the three months ended March 31, 2023 compared to a loss of $34,120 during the same three-month period ended March 31, 2022.

Liquidity and Capital Resources

We had $10,249 in cash on hand as of March 31, 2023.

Net cash used in operating activities was $32,049 for the three months ended March 31, 2023, compared to $36,304 for the three months ended March 31, 2022 The decrease in cash used in operating activities during the three months ended March 31, 2023 was primarily due to changes in operating assets and liabilities.

Net cash provided investing activities was $-0- for the period ended March 31, 2023 compared to $19,981 in net cash provided by investing activities during the period ended March 31, 2022. The decrease is attributable to the acquisition of a business net of cash acquired in the 2022 period.

Net cash provided by financing activities was $249 for the three months ended March 31, 2023, compared to $43,131 for the three months ended March 31, 2022. The decrease during the 2023 period is primarily attributable to $43,131 in proceeds from related party loans in 2022 compared to $249 in the three months ended March 31, 2022.

Results of Operations for the Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Our results of operations for the years ended December 31, 2022 and 2021 are summarized below:

	Years Ended
	December 31,
	2022	2021	Change
Revenue	$296,597	$81	$296,516
Operating expenses	566,668	45,900	520,768
Interest expense (income)	1,715	(21)	(1,736)
Net loss	$(342,570)	$(45,798)	$(296,772)

Revenues

During the years ended December 31, 2022 and 2021, we recorded $296,597 and $83, in revenue, respectively. The increase is due to the acquisition of an operating entity, MySpray.

Operating Expenses

Operating expenses for the years ended December 31, 2022 and 2021 were $566,668 and $45,900 respectively. For the year ended December 31, 2022, the operating expenses consisted of professional fees of $274,253, amortization of $40,764 and general and administrative expenses of $251,652. For the year ended December 31, 2021, the operating expenses consisted of professional fees of $27,360, and general and administrative expenses of $18,540.

The increase in all expense categories is primarily the result of the acquisition of an operating entity, MySpray.

Other Expense (Income)

During the years ended December 31, 2022 and 2021, other expenses consisted of $1,715 in interest expense in the 2022 period, and $21 of interest income in the 2021 period.

Net Loss

As a result of the foregoing, we incurred a net loss of $(342,750) for the year ended December 31, 2022, compared to a net loss of $(45,798) for the year ended December 31, 2021.

Liquidity and Capital Resources

	December 31,	December 31,
	2022	2021	Change
Cash	$41,808	$9,499	$32,309
Total Assets	$680,731	$9,499	$671,232
Total Liabilities	$1,144,067	$143,180	$1,000,887
Stockholders’ Deficit	$(463,336)	$(133,681)	$(329,655)
Working Capital Deficit	$(1,034,923)	$(133,681)	$(901,242)

As of December 31, 2022, we had current assets of $79,612 and current liabilities of $1,114,535 The increase in assets and liabilities during the year ended December 31, 2022 was mainly due to due to the acquisition of an operating entity, MySpray.

The Company requires approximately $2,052,000 from this offering to operate over the next twelve months. Thereafter, the Company expects to generate operating cash flow that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable.

Cash Flows

	Years Ended
	December 31,
	2022	2021
Cash used in operating activities	$(199,165)	$(45,798)
Cash provided by investing activities	19,981	-
Cash provided by financing activities	209,685	41,704
Effect of exchange rates on cash and cash equivalents	1,807	-
Net Change In Cash	$32,808	$(4,094)

Operating Activities

For the year ended December 31, 2022, net cash used in operating activities was $(199,165), compared to net cash used in operating activities of $(45,798) for the period ended December 31, 2021. The increase is attributable to increased operating losses of $296,772 in the 2022 period compared to 2021 offset by an increase in intangible asset amortization of $40,764, and an increase in in net operating assets and liabilities of $102,642.

Investing Activities

The Company provided $19,981 and $-0- from investing activities for the years ended December 31, 2022 and 2021, respectively which were obtained through the acquisition of MySpray.

Financing Activities

The Company realized $209,685 and $41,704 from financing activities during the years ended December 31, 2022 and 2021, respectively. During the year ended December 31, 2022, the Company received 196,864 from the sale of common stock.

During the years ended December 31, 2022 and 2021, the Company received loans from a related parties in the amounts of $12,821 and $41,704, respectively.

Financial Impact of COVID-19

The COVID-19 pandemic has affected how we are operating our business, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Federal, state and foreign governments have implemented measures to contain the virus, including social distancing, travel restrictions, border closures, limitations on public gatherings, work from home, and closure of non-essential businesses. To protect the health and well-being of our employees, partners, and third-party service providers, we have implemented work-from-home requirements, made substantial modifications to employee travel policies, and cancelled or shifted marketing and other corporate events to virtual-only formats for the foreseeable future. While we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, such precautionary measures could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations. In addition, the COVID-19 pandemic has disrupted the operations of our current enterprise customers, as well as many potential enterprise customers, and may continue to disrupt their operations, for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their businesses and financial results, resulting in delayed purchasing decisions, extended payment terms, and postponed or cancelled projects, all of which could negatively impact our business and results of operations, including our revenue and cash flows.

Beginning in March 2020, the U.S., Canadian and global economies have reacted negatively in response to worldwide concerns due to the economic impacts of the COVID-19 pandemic. These factors also may adversely impact enterprise and government spending on technology as well as such customers’ ability to pay for our products and services on an ongoing basis. For example, some businesses in industries particularly impacted by the COVID-19 pandemic, such as travel, hospitality, retail, and oil and gas, have significantly cut or eliminated capital expenditures. A prolonged economic downturn could adversely affect technology spending, demand for our offerings, which could have a negative impact on our financial condition, results of operations and cash flows. Any resulting instability in the financial markets could also adversely affect the value of our common stock, our ability to refinance our indebtedness, and our access to capital.

The ultimate duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately forecasted at this time, such as the severity and transmission rate of the disease, the actions of governments, businesses and individuals in response to the pandemic, the extent and effectiveness of containment actions, the impact on economic activity and the impact of these and other factors on our employees, partners, and third-party service providers. These uncertainties may increase variability in our future results of operations and adversely impact our ability to accurately forecast changes in our business performance and financial condition in future periods. If we are not able to respond to and manage the impact of such events effectively or if global economic conditions do not improve, or deteriorate further, our business, financial condition, results of operations, and cash flows could be adversely affected.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Company paid $19,614 and $24,000 in rent, respectively, for the periods ending December 31, 2022 and December 31, 2021. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

Employees

We currently have 3 employees, two of which are officers and directors of Soul Biotech. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended December 31, 2022 and December 31, 2021 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our senior management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded as of the Evaluation Date that our disclosure controls and procedures were not effective such that the information relating to us required to be disclosed in our Securities and Exchange Commission (“SEC”) reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company’s former management abandoned all operations for many years, and only recently did the Company appoint new management to make filings with the SEC on behalf of the Company. As of December 31, 2022 we have concluded that our disclosure controls and procedures were not effective.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2022 and December 31, 2021 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013). Our management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2022 based on the COSO framework criteria, as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the PCAOB were: (1) lack of a functioning audit committee, (2) lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; (4) lack of management of the company from 2007 until 2021; and (5) lack of disclosure controls. The aforementioned material weaknesses were identified by our Chief Executive and Financial Officer in connection with the review of our financial statements as of December 31, 2022.

Management believes that the material weaknesses set forth above did not have an effect on our financial results because the activity during this period was nominal. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside Directors on our Board of Directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the periods ended December 31, 2022 and December 31, 2021, that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2022.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of December 31, 2021, the balance of cash was $32,014

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of December 31, 2022, the balance of accounts receivable was $1,344.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Our Business

Business Overview

Soul Biotechnology Corporation (“ADOB” or the “Company”) is a US holding company incorporated in Nevada in October 2017, which operates through the Company’s wholly owned subsidiary MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canada corporation incorporated on October 2, 2012.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management.

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

We are preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand.

We are attempting end to end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

Through this process, we are attempting to achieve a net zero global environmental footprint, implementing growth solutions using naturally composted substrates and by-products of manufacturing current products. MySpray is a current member of the Canadian Health Food Association (CHFA) and presently offers 5 products in the natural health marketplace, and proudly manufactures in Canada with cGMP credentials, sourced from USDA-certified organic North American producers.

MySpray is clinically developing innovative and evidence-based therapeutics that can help us generate revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Background of MySpray Therapeutics

MySpray Therapeutics was founded in 2012 by natural health practitioner and researcher, Nichol Martinuik, with a mission of creating the most innovative and life changing products.

The first mission was to find a solution to the low absorption rates of nutrients from pills, leading to the development of Vitamin D3 and B12 oral sprays. Sublingual and buccal absorption provides a much higher absorption by the body, eliminating the gastric breakdown through digestion. With the use of a convenient spray, it ensures that your body is receiving the maximum benefits.

MyPain LiniMint was the next product to be approved by Health Canada, after many years of clinical research and development with dimethyl sulfoxide (“DMSO”) as a topical analgesic for pain management. DMSO provides tissue penetration directly to the site of pain and inflammation, with capabilities beyond any other topically applied product. Many trials were conducted with this formula to create a balanced product that minimized the odors associated with DMSO.

MyShrooms Immunity was then developed as an immune modulator and formulated with a synergistic blend of 8 medicinal mushrooms. Fungi have been revered medically for thousands of years in their abilities to increase the immune system’s recognition and defence from daily threats. MyShrooms Defence is the evolution of the original Vitamin D3 spray, and a combination of Chaga and D3. Chaga is a potent substance containing over 200 nutrients, including vitamin D and the cofactors necessary for absorption, creating a superior formula for disease prevention.

MySpray is committed to ongoing research, and the development of innovative solutions and premium health products. Nichol is a member of the Natural Health Practitioners of Canada, and the Saskatchewan Association of Doctors of Natural Medicine. MySpray Therapeutics is proudly manufactured in Canada and a proud member of the Canadian Health Food Association.

Our products

MySpray offers products in a variety of delivery systems including topical, capsules, and through a highly absorbed convenient oral spray delivery system.

MyShrooms Immune-Pro

MyShrooms Immune-Pro is a clinical strength herbal medicine to activate, balance, and support a healthy immune system. It is formulated with a powerful and unique trifecta of medicinal mushrooms, ginseng, and propolis. With potent antioxidants and powerful adaptogens it increases energy and the body’s response to stress, along with related mental and physical fatigue.

MyShrooms Defence

MyShrooms Defence is a combination of chaga, often proclaimed “king of medicinal mushrooms,” and Vitamin D. Chaga is a rich source of potent antioxidants and powerful phytochemicals, such as sterols, phenols, beta-glucans, and melanin. Vitamin D, widely known as the sunshine vitamin, is an essential hormone for disease prevention, and the regulation of minerals. Combined they strengthen the body’s natural defence system, and protect against pathogens, illness and disease.

MyShrooms Immunity

MyShrooms Immunity offers the synergistic effect of 8 medicinal mushrooms, each containing complex, unique and specific compounds providing significant health benefits throughout the whole body. As an immune modulator, it helps to activate, balance and restore a healthy immune response with a comprehensive combination of the most potent medicinal mushrooms including: Reishi, Chaga, Cordyceps, Turkey Tail, Lion’s Mane, Agaricus Blazei, Shiitake, and Maitake.

MyShrooms Energy

MyShrooms Energy is a combination of Cordyceps and Vitamin B12. Cordyceps mushroom has been used for centuries for its energizing and apoptogenic properties, as well as to support oxygen uptake, stamina, endurance, libido, and kidney and adrenal health. With naturally occurring B-vitamins, it is a perfect blend to include Vitamin B12 with its essential and diverse functions in the body. B12 is involved in the maintenance of the nervous system, red blood cell production, energy metabolism and the proper functioning of our brain, heart, liver, and kidneys. Combined they contribute to optimal health, well-being, performance, mood, vitality and energy.

MyPain LiniMint

MyPain LiniMint contains 80% DMSO and delivers the deepest tissue penetration available. It is 100% natural and provides unmatched pain relief from muscle strains, joint sprains, backaches & arthritis. The powerful analgesic properties easily penetrate through the skin into all tissues, reducing pain and inflammation at the source to promote the body’s natural healing process, a remarkable advantage over other topically applied products.

With approximately 11,000 studies on DMSO, research demonstrates its analgesic properties by blocking the peripheral C nerve fibers and acts as an antioxidant neutralizing the free radicals of inflammation.

MySpray generates revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Strategic Market Analysis

MySpray’s marketing campaign will take aim at targeting consumers via 4 avenues:

(1)	Direct selling to consumers via MySpray.ca	~88% gross margin

(2)	Selling to wholesalers that in turn sell to retailers	~70% gross margin

(3)	Selling directly to retailers	~79% gross margin

(4)	Private labeling products for foreign markets	~65% gross margin

(5)	Market App via existing networks of Clinics, Treatment Centers and alike.	Unknown

One of the next focuses for the Company will be exploring overseas partners due to lowered risk factors during this critical growth stage. Some of these risk reducers include but are not limited to: the payment terms (payment in full the moment it is delivered), bulk orders ($1mm+ opening orders), and guaranteed payments (via EDC). With significant inroads already completed, traction is starting to come in from large trade shows visited in China over the last several years.

In addition to the foreign markets, the more obvious focus is going to be on direct selling via online. Direct selling needs to be played cautiously and the prices need to be firmly set so that retailers are not undercut and feeling slighted by our direct selling campaigns. Immediate next steps in this area will be focusing on a social media and Google AdWord marketing campaigns. Additionally, focusing on influencers and other key market drivers that can be strategically aligned with the brand.

Lastly, MySpray wants to keep up current relationships with wholesalers/retailers and have the company better financed to be able to keep up with their consistently growing demand for the products.

Marketing Objectives

The objectives of our marketing strategy will emphasize focus on our 3 previously defined markets. In order to achieve its goal, MySpray intends to adopt the following strategies:

1.	Offer a limited number of SKU’s. MySpray doesn’t want to be everything, instead really good at a few things.

2.	Keep the market strategy simple and push for more overseas partners – understand their markets – allow them to market their products within their local markets with some autonomy.

3.	Within North America and parts of Europe, keep the brand very consistent, simple, clean and to the point.

MySpray’s strategy is to grow the business by nurturing clients, differentiating from our competitors, particularly through solid business ethics. Alliances, collaboration and training will be conducted on a regular basis to ensure that the products are fully understood and communicated to meet customer expectation. The 4 main focuses for getting the name out and having the story properly told will be via:

●	Advertising online

●	Social media influencers and market movers

●	Consistent virtual training with our founder and the key reps in the field

●	Trade shows and events

Competitive Strengths

One of the key strengths of the company lies in its diversified client base. By catering to a wide range of customers across different markets and industries, the company minimizes the risk of overreliance on a single market or client. This diversification strategy not only spreads out potential risks but also opens up opportunities for growth and stability.

In order to drive the company forward, it recognizes the importance of having a well-equipped and capable workforce. The company strives to attract and retain highly qualified and experienced employees who possess a diverse set of skills. These employees play a vital role in developing effective business strategies and formulating long-term plans that align with the company’s goals and objectives. By leveraging their expertise and knowledge, the company can adapt to evolving market trends and make informed decisions to drive success.

A focused marketing approach is another notable aspect of the company’s operations. Rather than adopting a scattered or generic marketing strategy, the company emphasizes the development of targeted campaigns with clear goals and well-defined strategies. By identifying specific market segments, customer needs, and competitive advantages, the company can allocate its resources effectively and maximize the impact of its marketing efforts. This approach ensures that marketing activities are tailored to resonate with the intended audience and achieve the desired outcomes.

The company also boasts valuable experience in the development and sale of health products. This expertise positions them as a trusted player in the industry, with a deep understanding of the unique challenges and opportunities within the health sector. The company’s proficiency in this domain enables them to create innovative and high-quality health products that cater to the evolving needs of consumers. This experience also serves as a strong foundation for future product development and market expansion initiatives.

Furthermore, the company has established networks and partnerships that facilitate its ability to conduct business overseas. These well-established connections and relationships allow the company to explore international markets, forge strategic alliances, and seize global business opportunities. By leveraging these networks, the company can overcome entry barriers, navigate cultural nuances, and tap into new customer bases. This international presence enhances the company’s competitiveness and positions it for growth in a globalized business landscape.

In summary, the company’s strengths lie in its diversified client base, skilled workforce, focused marketing campaigns, experience in health product development, and established international networks. These factors combine to create a strong foundation for the company’s growth, resilience, and success in the marketplace.

Executive Summary

Soul Biotech is a biotechnology company specializing in the development of novel formulations for mental health and performance, pain management, and immune function. Our research and development efforts focus on creating innovative products, including formulations with and without psilocybin in both micro and macro dosages, as well as utilizing DMSO for pain management and medicinal mushroom formulations. This growth plan outlines strategies to maximize the potential of our therapies, expand market reach, and create value for patients and stakeholders.

Research and Development

Soul Biotech’s growth relies on advancing our research and development initiatives. We will prioritize the following areas:

a.	Novel Formulations: We will continue to invest in the research and development of novel formulations for mental health and performance, pain management, and immune function. This includes exploring formulations both with and without psilocybin in micro and macro dosages to cater to varying patient needs. We will leverage scientific advancements and clinical insights to develop safe, effective, and innovative therapies.

b.	DMSO for Pain Management: We will further optimize the utilization of dimethyl sulfoxide (DMSO) for pain management. DMSO has shown promise in reducing pain and inflammation, and we will conduct additional research and development to enhance its effectiveness and explore new applications.

c.	Medicinal Mushroom Formulations: Our research efforts will focus on developing advanced medicinal mushroom formulations. These formulations harness the therapeutic potential of medicinal mushrooms to support immune function, enhance cognitive performance, and promote overall well-being. We will explore innovative extraction methods and formulation techniques to create high-quality products.

Market Expansion

To maximize the commercial potential of our therapies, we will implement comprehensive market expansion strategies:

a.	Targeted Market Segmentation: We will identify specific patient populations and healthcare providers who can benefit from our mental health and performance, pain management, and immune function products. By understanding their unique needs and preferences, we can tailor our marketing and distribution strategies accordingly.

b.	Product Portfolio Optimization: We will continually evaluate and refine our product portfolio to align with market demands and emerging trends. This may involve introducing new formulations, expanding product lines, or discontinuing products that no longer meet market requirements.

c.	Strategic Partnerships: Collaborating with healthcare providers, distributors, and wellness companies will be crucial for market expansion. We will seek partnerships that complement our expertise and expand our distribution networks, enabling us to reach a wider customer base.

Operations

Efficiency and operational excellence are vital to support our growth aspirations:

a.	Manufacturing and Supply Chain Optimization: We will invest in state-of-the-art manufacturing facilities and establish strategic partnerships with contract manufacturing organizations (CMOs) to ensure efficient production and a reliable supply of our products. We will implement robust supply chain management practices to meet growing demand and minimize potential disruptions.

b.	Regulatory Compliance and Quality Assurance: Maintaining regulatory compliance and adhering to stringent quality assurance standards will be a top priority. We will implement comprehensive quality systems, conduct thorough testing and validation, and ensure compliance with relevant regulations to ensure the safety and efficacy of our products.

c.	Talent Acquisition and Retention: Attracting and retaining top talent in biotechnology, formulation development, and marketing is essential for our success. We will focus on building a diverse and skilled workforce, offering competitive compensation packages, providing opportunities for professional growth, and fostering a culture of innovation and collaboration.

Soul Biotech’s growth plan centers on advancing research and development in novel formulations for mental health and performance, pain management, and immune function. Our focus on formulations with and without psilocybin in micro and macro dosages, along with DMSO and medicinal mushroom formulations, showcases our commitment to innovative therapies. By expanding our market presence, forging strategic partnerships, and optimizing operations, we aim to position Soul Biotech as a leading biotechnology company, providing effective and sustainable solutions to improve the well-being of individuals globally.

Our services

Pain Management

The growing baby-boomer population continues to drive demand for innovative and advanced pain relaxing medications around the western world. Additionally, the increasing number of hospitalization cases; unmet requirements for neuropathic pain management drugs; innovative and advanced applications of pain management therapies; increasing prevalence of various chronic diseases, such as cancer, and neurological problems; and increasing healthcare expenditure are also driving the growth of the global market. The growing numbers of mergers and acquisitions is a key trend observed in the market. Among the various therapeutic indications, the post-operative pain relief segment accounted for the largest share, and the low-back pain segment accounted for the second largest share in the global market.

Pain management drugs are mainly used to relieve discomfort associated with injury and surgeries. Moreover, pain management medications are used in the management of pain associated with neurological problems, migraine, cancer, orthopedic problems, low-back pain, rheumatoid arthritis, and fibromyalgia.

The stringent regulation for the approval of pain management drugs is restraining the growth of the global market. High expenditure requirements in the manufacturing of pain management drugs and risks of side effects associated with pain killers are also hindering the growth of the global market.

North America and Europe are the major markets, due to increasing prevalence of chronic diseases, and growing awareness about various types of chronic pain conditions in these regions. The U.S. followed by Canada, is the largest market for pain management drugs in North America. Whereas, the U.K., Germany and France are some of the major countries holding significant share in the European pain management drugs market.

The Asian pain management drugs market is growing rapidly due to a large pool of patients and increasing healthcare spending in the region. The growth is also supported by the initiatives taken by various government associations to develop chronic pain rehabilitation centers and the increasing prevalence of various chronic diseases. India, Japan, and China are the major markets in the region.

Apart from these regions, Latin America is another important market. This is due to increasing investments by drug manufacturing companies and growing demand for pain management medications in the region. Brazil holds the largest share in the Latin American pain management drugs market, due to the increasing support from government organizations for the development of chronic pain rehabilitation centers in the country.

Immune System

Fungi have long been used as herbal drugs in Traditional Chinese Medicine and the source of numerous pharmaceuticals. In today’s world with Covid, stress and over increased use of antibiotics our world has developed a weak immune system problem. Many people have long searched out natural remedies for this problem and have been hit with the same string of products – generic extracts/vitamins like ginseng, echinacea, vitamin C & D among others. Most of which work, however, given our current global immune suppression a more comprehensive immune system support product is being desired. The immune health supplements market size was $16.32 billion USD in 2019 and is projected to reach $29.40 billion USD by 2027, exhibiting a CAGR of 7.4% during the forecast period.

The COVID-19 pandemic is surging the demand for immune health supplements across the globe. This growth is attributable to the rising reconsideration of health and well-being by the masses. They are persistently striving to dodge any type of infectious disease by consuming immunity boosters. One of the significant challenges that may occur is the disruptions in the supply chain network – which was noted by The Nutrition Business Journal in April 2020.

Mental Health and Performance

1.	Concussion

Concussions are a common form of traumatic brain injury that can have serious long-term effects on an individual’s mental health. While the focus of research on psilocybin has traditionally been on its use in treating mental health disorders, such as depression and anxiety, there is growing interest in its potential for treating physical conditions as well. Preliminary studies have suggested that psilocybin may help to reduce inflammation and promote neuroplasticity in the brain, which could potentially aid in the recovery from concussions. A study by Li et al. (2021) found that psilocybin treatment in mice with traumatic brain injury led to improvements in cognitive function, motor coordination, and reduced inflammation in the brain. Additionally, concussions are a common form of traumatic brain injury that can have serious long-term effects on an individual’s mental health, including the development or aggravation of mental health conditions such as depression, anxiety, and PTSD. Soul Biotech’s team recognizes the potential of psilocybin to address this need and is committed to exploring its potential as a safe and effective treatment option for individuals suffering from concussions and associated mental health conditions.

2.	Mental Health

Common mental health disorders are inadequately treated using traditional medications, many of which have low or variable efficacy, undesirable or dangerous side effects, and sometimes addictive properties. Traditional medications typically are prescribed for daily use over an extended period and take weeks or months to reduce symptoms. In addition to lowered quality of life for the individual, poor medication efficacy results in high societal costs in healthcare and lost productivity.

Psilocybin has been investigated as treatment for depression, anxiety disorders, obsessive-compulsive disorder, alcohol use disorder, and tobacco use disorder (Daniel and Haberman, 2017). The Johns Hopkins Center for Psychedelic & Consciousness Research has published more than 60 peer-reviewed studies showing therapeutic effects of psilocybin in patients suffering from addictions, anxiety, and treatment-resistant depression.

A key finding is that psilocybin, when combined with psychological therapy, appears to have curative potential rather than symptom management effects. 4 weeks after receiving 2 psilocybin-assisted psychotherapy sessions, 71% of study participants suffering from major depression had a reduction in symptoms, and 54% of individuals no longer met the criteria for depression (Davis et al., 2020). The lead author of the study noted that the magnitude of the effect was approximately four times larger than traditional antidepressants in the market. Similarly, 80% of cancer patients receiving 2 psilocybin sessions showed significant reductions in anxiety and depressed mood 6 months after treatment.

The work at the Johns Hopkins Center (2006, 2008) has also demonstrated that a single psilocybin session resulted in positive mood, attitude, and behavioural changes in healthy individuals, with lasting effects of 14 months or longer. A single psilocybin session increased well-being or life satisfaction in 64% of individuals. Psilocybin sessions have also been associated with increased emotional and brain plasticity (2020), including altered top-down control of emotions, increased overall brain connectivity, and enduring changes in the personality domain of openness (2011).

Marketing

The objectives of our marketing strategy will emphasize laser focus on our 3 previously defined markets. In order to achieve its goal, Soul Biotech intends to adopt the following strategies:

1.	Offer a limited number of SKU’s. Soul Biotech doesn’t want to be everything, instead really good at a few things.

2.	Keep the market strategy simple and push for more overseas partners – understand their markets – allow them to market their products within their local markets with some autonomy.

3.	Within North America and parts of Europe, keep the brand very consistent, simple, clean and to the point.

4.	Soul Biotech’s strategy is to grow the business by nurturing clients, differentiating from our competitors, particularly through solid business ethics. Alliances, collaboration and training will be conducted on a regular basis to ensure that the products are fully understood and communicated to meet customer expectations. The 4 main focuses for getting the name out and having the story properly told will be via:

5.	Advertising online

6.	Social media influencers and market movers

7.	Consistent virtual training with our founder and the key reps in the field

8.	Trade shows and events

Competition

Soul Biotech has identified competing companies that fill similar needs as Soul Biotech, some include:

Axsome Therapeutics

Headquartered: New York, USA.

Founded: 2012

NASDAQ: AXSM

Market Cap: 3.42B

Sales: $24M

Number of Employees: 383

Bottom Line: 10-year-old company with a focus on research for brain health. Main areas of focus: Depression, Alzheimer’s, migraine, narcolepsy and fibromyalgia.

Atai Life Sciences

Headquartered: Berlin, Germany.

Founded: 2018

NASDAQ: ATAI

Market Cap: $3.73.366M

Sales: $24K

Number of Employees: 81

Bottom Line: Developing multiple drugs based on psychedelic substances, including ibogaine and ketamine.

Clinic Operations to Laboratory Development

On June 1, 2023, MySpray Therapeutics and Soul Biotech moved forward with a strategic decision that could have a significant impact on our future direction and growth. After careful consideration and in alignment with our business plan, Soul Biotech transitioned from clinic operations to the establishment of a research laboratory. This strategic move is driven by our commitment to innovation and advancing the field of healthcare through research and development with psilocybin.

Our decision to shift towards laboratory development is grounded in our passion for scientific exploration and innovation. By establishing a dedicated research laboratory, we hope to be better equipped to conduct in-depth studies and experiments with psilocybin, aiming to unlock its therapeutic potential for addressing various medical conditions. As we move forward with investor relations that are focused on our research in pain management, immune system and mental health research it became necessary to direct resources to pursue a research laboratory. The cost savings in rent at $30,000 per year, employees at a savings of about $245,408.88, and general operation costs savings of about $20,000 benefits the Company short and long term as we transition according to our business plan. The inventory associated with the clinic at May 31, 2023 was $4,121.21 no other assets were transferred.

We believe that research with psilocybin has the potential to revolutionize patient care by offering new, effective treatment options for individuals who have been unresponsive to conventional therapies. This transition allows us to focus on developing safe and evidence-based therapeutic products. Through our laboratory’s work, we aspire to contribute valuable knowledge to the healthcare industry. We envision collaborations with leading experts, universities, and research institutions to expand the collective understanding of psilocybin’s therapeutic benefits.

This transition aligns closely with our long-term corporate strategy, emphasizing growth, sustainability, and improving the lives of patients. By focusing on research and development, we seek to establish a strong market presence as pioneers in the field of psilocybin-based therapeutics. As we embark on this transformative journey, we are excited about the opportunities it presents. The establishment of our research laboratory will require careful planning, resource allocation, and dedication. We will invest in state-of-the-art equipment, hire skilled researchers, and create a collaborative and innovative work environment.

While transitioning from clinic operations, we are committed to ensuring continuity of patient care and ongoing projects. Our team will work diligently to minimize any disruptions during this period of change.

We believe that our decision to transition from clinic operations to laboratory development is a strategic step towards fulfilling our mission and making a lasting impact in the healthcare industry. We are eager to pursue our research and development endeavors with psilocybin and bring novel therapeutic solutions to the forefront of patient care.

Employees

We currently have an aggregate of 3 employees, two of whom are the officers and directors of Soul Biotech. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Intellectual Property

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

Management

Directors and Executive Officers

Name	Age	Position(s)
Rachel Martinuik	48	CEO, Treasurer, Director
Nichol Martinuik	48	President, Secretary, Chairman of the Board of Directors

On March 13, 2023, Rachel Martinuik was appointed as the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik was appointed to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

Rachel Martinuik, 47, CEO and Treasurer Chair of the board of MySpray, has been part of MySpray from inception in 2012. In her previous role as Chief Operating Officer, her responsibilities included the oversight of MySpray’s resources and oversees budgetary expenditures.

Nichol Martinuik, 47, President & Founder of MySpray in 2012, has been in health sciences, traditional medicine, and the natural health industry since 1997, gaining clinical experience in pain management, disease prevention, and therapeutic health solutions.

Term of Office

Our directors hold their position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

Rachel Martinuik and Nick Martinuik are married.

Properties

Our mailing address is 36 Fourth Ave. N, Saskatchewan, Canada S3N 2V7. ADOB’s wholly-owned subsidiary, MySpray, has an address of Drawer 188, 36 Fourth Avenue North, Yorkton, Saskatchewan, Canada, S3N 2V7. Nichol Martinuik owns the laboratory building that MySpray occupies. He rents this facility to the Company based on a verbal, month-to-month agreement. During the years December 31, 2022 and December 31, 2021, the Company paid $19,614 and $-0- in rent, respectively. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The table below sets forth the positions and compensations for the officers and directors of the Company for the years ended December 31, 2022 and 2021.

There are no employment agreements between the Company and its officers and directors. And since the change of voting control on February 10, 2022, as well as the change in the board control, on March 13, 2023, the directors and officers have received no compensation. This policy, however, will be revised as the Company secure additional fundings.

Position	Name of Officers or Directors	Year	Salary before tax	Bonus	All other compensation	Total
CEO, CFO, and Director (Principal Executive Officer and Principal Accounting Officer)	Rachel Martinuik	2022	n/a	n/a	n/a	n/a
		2021	n/a	n/a	n/a	n/a

CFO and Director	Nichol Martinuik	2022	n/a	n/a	n/a	n/a
		2021	n/a	n/a	n/a	n/a

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Related Party Transactions

The Company has been funded by its executive officers, and officers of its subsidiary. As of December 31, 2022, the balance due to executive officers and a former officer amounted to $227,704 in the form of interest-free demand loans compared to $142,752 during the period ended December 31, 2021. During the year ended December 31, 2022, the Company’s officers have advanced $12,821, to the Company.

Additionally, an officer of MySpray owns the laboratory building that the Company occupies. He rents this facility to MySpray based on a verbal, month-to-month agreement. MySpray pays approximately $26,000 annually in rent. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of June 30, 2023, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 7, 2023, through the exercise of any stock option or other right. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. As of July 7, 2023 there were 598,545,644 shares outstanding.

Name	Number of Shares of Common Stock	Percentage
David Lazar(1)	49,000,000	7.60%

102162963 SASKATCHEWAN LTD.(2)	360,000,000	60.1467%

Qatar Consulting Inc. & Company(3)	69,000,000	11.528%

Broadway Creative Consultants Corp.(4)	45,000,000	7.518%

All executives officers, directors, and beneficial ownership thereof as a group (2 people)	360,000,000	60.1467%

There are no other officers, directors or 5 % shareholders.

(1)	His mailing address is 234 E. Beech St. Long Beach, New York 11561. The shares are held by Activist Investing LLC, of which, Mr. Lazar is the managing member.
(2)	The control persons are Rachel and Nichol Martinuik, mailing address is 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0.
(3)	Control person is Ismail Abdul Fattah. The mailing address is 1105, 510 6th Avenue SE, Calgary Alberta T2G 1L7.
(4)	Control Person is Bailey Fischl. The mailing address is 628-6th Street East, Saskatoon, Saskatchewan, Canada S7H1C2.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Certain Relationships And Related Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

The Company has been funded by its executive officers, and officers of its subsidiary. As of March 31, 2023, the balance due to executive officers and a former officer amounted to $227,953 in the form of interest-free demand loans compared to $227,704 during the period ended December 31, 2022. During the three months ended March 31, 2023, the Company’s officers have advanced $249 to the Company.

Additionally, an officer of MySpray owns the laboratory building that the Company occupies. He rents this facility to MySpray based on a verbal, month-to-month agreement. MySpray pays approximately $26,000 annually in rent. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

Description of Share Capital

We have authorized 20,000,000 shares of common stock with par value $0.20 per share. As at June 30, 2023, the Company has issued and outstanding 526,389,500 shares of common stock. We do not have different authorized classes of stock other than aforementioned.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Controlling Shareholder(s)’ Ability

The controlling shareholder(s) have and will have following this offering, ability to control matters requiring shareholder approval, including election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Shares Eligible for Future Sale

Future sales of substantial amounts of shares of our Common Shares in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future. Following this offering, the Common Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

These restricted securities may be available for sale in the public market under Rule 144 one year following the filing of this registration statement on Form S-1.

Rule 144

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 618,527,500 issued and outstanding shares of our Common Stock that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least year, affiliates may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and affiliates must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS
CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING,
OWNING AND DISPOSING OF OUR SHARES.

Plan of Distribution

The Company is also offering up to a total of 20,000,000 shares of common stock in a best-efforts, direct public offering, without any involvement of underwriters. The offering price is $0.20 per share. The offering will terminate 365 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 20,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $50,000.

We will sell the shares in this offering exclusively through our officers and directors. They will receive no commission from the sale of any shares by the Company. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. They may rely upon Rule 3a4-1 because (i) they are not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) they will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) they are not associated persons of a broker or dealer, (iv) they will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) they were not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) they do not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officers and directors may purchase shares in this offering; however any such purchases will be held for investment purposes only and they will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. They shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, please make:

USD Wire Transfer

BENEFICIARY INFO

Name - MYSPRAY THERAPEUTICS INC.

Address - 125 RAILWAY AVE E, CANORA, SK S0A0L0, CA

Account number – 903080012718

BANK INFO

Bank name - Bank Of Nova Scotia

SWIFT code / BIC - NOSCCATT

Address - 44 King Street West

Toronto, ON M5H 1H1, CA

INTERMEDIARY BANK INFO

If the wire transfer is in USD, the info below may also be requested by the sending bank

Intermediary bank name - Bank of America NA

SWIFT code / BIC - BOFAUS3N

ABA number - 026009593

Address - 222 Broadway, New York, NY 10038, US

All checks for subscriptions must be made payable to “MySpray Therapeutics”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Soul Biotech accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Legal Matters

The validity of the issuance of the shares of common stock will be passed upon for the company by McMurdo Law Group, LLC. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Experts

The audited financial statements of Soul Biotech as of December 31, 2022 and 2021 are appended to this report beginning on page F-1.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We will file periodic reports (including an annual report on Form 10-K, which we will be required to file within 90 days from the end of each fiscal year, and Form 10-Q, which we will be required to file within 45 days of the end of each fiscal quarter), and other information with the SEC pursuant to the Exchange Act once this registration statement on Form S-1 becomes effective. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

SOUL BIOTECHNOLOGY CORP.

Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,249	$41,808
Accounts receivable	8,287	1,344
Inventory	18,023	35,281
Prepaid and other assets	1,180	1,179
Total current assets	37,738	79,612
Goodwill	512,196	512,196
Intangible assets	78,316	88,923
Total assets	$628,250	$680,731

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accrued payable and accrued liabilities	$50,214	$42,953
Common stock payable	273,989	843,878
Due to related parties	227,953	227,704
Total current liabilities	552,156	1,114,535
Government loans	29,556	29,532
Total liabilities	581,712	1,144,067

Stockholders’ Equity (Deficit)
Common stock, Par Value $0.001, 700,000,000 shares authorized, 644,889,500 and 75,000,000 shares issued and outstanding of shares as of March 31, 2023 and December 31, 2022, respectively	644,890	75,000
Additional paid in capital	25,740	25,740
Accumulated deficit	(586,186)	(525,881)
Accumulated other comprehensive loss	(37,905)	(38,195)
Total stockholders’ equity (deficit)	46,538	(463,336)
Total liabilities and stockholders’ equity (deficit)	$628,250	$680,731

The accompanying notes are an integral part of these unaudited financial statements

SOUL BIOTECHNOLOGY CORP.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2023	2022
Revenue
Revenue, net	$75,413	$64,731
Cost of sales	29,127	15,305
Gross profit	46,285	49,426

Operating expenses
General and administrative expenses	68,913	47,907
Professional fees	26,556	28,029
Amortization of intangible assets	10,679	7,610
Total operating expenses	106,149	83,546
Loss from operations	(59,864)	(34,120)

Other income (expense)
Interest income (expense)	(441)	-
Total other income (expenses), net	(441)	-
Loss from operations before income taxes	(60,305)	(34,120)
Income tax expense	-	-
Net Loss	$(60,305)	$(34,120)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	644,889,500	51,716,328

Comprehensive loss:
Net loss	$(60,305)	$(34,120)
Foreign currency translation adjustment	-	-
Comprehensive loss	$(60,305)	$(34,120)

The accompanying notes are an integral part of these unaudited financial statements

SOUL BIOTECHNOLOGY CORP.

Consolidated Statements of Changes in Shareholders’ Deficit

(Unaudited)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Value	Capital	Income	Deficit	Deficit
Balance, December 31, 2021	23,889,500	$23,890	$25,740	$-	$(183,311)	$(133,681)

Shares issued with the acquisition of MySpray	51,110,500	51,110				51,110

Net loss			-	-	(34,120)	(34,120)

Balance, March 31, 2022	75,000,000	$75,000	$25,740	$-	$(217,431)	$(116,691)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Value	Capital	Income	Deficit	Deficit
Balance, December 31, 2022	75,000,000	$75,000	$25,740	$(38,195)	$(525,881)	$(463,336)

Issuance of acquisition shares	569,889,500	569,890				569,890

Change in exchange rates				290		290

Net loss			-		(60,305)	(60,305)

Balance, March 31, 2023	644,889,500	$644,890	$25,740	$(37,905)	$(586,186)	$46,538

The accompanying notes are an integral part of these unaudited financial statements

SOUL BIOTECHNOLOGY CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(60,305)	$(34,120)
Amortization of intangible assets	10,679	7,610
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(6,943)	(1,039)
Inventory	17,258	131
Common stock payable	-	4,540
Accrued payable and accrued liabilities	7,262	(13,427)
Net cash (used in) operating activities	(32,049)	(36,304)

Cash Flows from Investing Activities
Acquisition of a business net of cash acquired	-	19,981
Net cash provided by investing activities	-	19,981

Cash Flows From Financing Activities
Proceeds from related party loans, net of repayments	249	43,131
Net cash provided by financing activities	249	43,131

Effect of exchange rates on cash and cash equivalents	240	-
Net (decrease) increase in cash and cash equivalents	(31,560)	26,807
Cash and cash equivalents, beginning of year	41,808	9,499
Cash and cash equivalents, end of year	$10,249	$36,307

Supplemental disclosure of cash flow information
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these unaudited financial statements

SOUL BIOTECHNOLOGY CORPORATION

NOTES TO (UNAUDITED) CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2023 AND 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Basis of Presentation and Organization

Soul Biotechnology Corporation, f/k/a Adorbs Inc. (“Soul” or the “Company”) is a Nevada corporation. Adorbs was formerly a developmental stage corporation formed to provide organic children’s clothing designed to be cute, comfortable, and trendy. The Company was incorporated under the laws of the State of Nevada on October 18, 2017. On that date, the Company was authorized to issue 75,000,000 shares of common stock at $0.001 par value.

On February 10, 2022, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of the Company and the managing member of Activist Investing LLC (“Activist”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 569,889,500 shares of common stock of ADOB, to be issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Immediately after completion of such share exchange, the Company will have a total of 644,889,500 issued and outstanding shares, with authorized share capital for common share of 20,000,000.

Consequently, the Company has ceased to fall under the definition of a shell company as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and MySpray is now a wholly-owned subsidiary.

On May 5, 2022, the Company filed a Certificate of Amendment with the state of Nevada increasing its authorized shares from 75,000,000 to 20,000,000 shares of $0.001 par value common stock. None of the additional 569,889,500 shares issuable under the terms of the Share Agreement, have been issued.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management and is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

MySpray is preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand. Also, MySpray is attempting end-to-end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high-quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

The Company changed its name to Soul Biotechnology Corporation on January 3, 2023.

On March 13, 2023, the sole existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company. Also on March 13, 2023, Rachel Martinuik consented to the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik consented to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

Rachel Martinuik, 47, CEO and Chair of the board of MySpray, has been part of MySpray from inception. In her previous role as Chief Operating Officer, her responsibilities included the oversight of MySpray’s resources and oversees budgetary expenditures.

Nichol Martinuik, 47, President & Founder of MySpray, has been in health sciences, traditional medicine, and the natural health industry since 1997, gaining clinical experience in pain management, disease prevention, and therapeutic health solutions.

The Company’s year-end is December 31.

All figures presented in this report are in US dollars unless stated otherwise.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING ASSUMPTIONS AND POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with the FASB’s ASC, which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary MySpray Therapeutics Inc. All intercompany accounts and transactions are eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements.

The Company expects to generate operating cash flow that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable.

The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Management’s Representation of Interim Consolidated financial statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual consolidated financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these consolidated financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. As of March 31, 2023, and December 31, 2022, the on-hand cash balances were $10,249 and $41,808, respectively.

Inventory

Inventory, is stated at the lower of cost or net realizable value with cost determined under the first-in, first-out (“FIFO”) method. As of March 31, 2023, and December 31, 2022, inventory amounted to $18,023 and $35,281, respectively.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist primarily of customer relationships, trademarks and product formulations. The useful life of these customer relationships is estimated to be three years.

Goodwill is not amortized but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures, and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then an impairment loss is recognized in an amount equal to the excess.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Foreign Currency Translation

The functional and reporting currency of MySpray is the Canadian dollar. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of stockholders’ equity.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company’s operating results as compared to the corresponding change in the allowance for doubtful accounts, accumulated depreciation, and accumulated amortization, respectively, due to foreign currency translation. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company’s stockholders’ equity.

Long-lived assets

The Company accounts for its long-lived assets in accordance with Financial Accounting Standard Board (“FASB”) ASC 360-10, “Property, Plant and Equipment” which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposal value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. The Company maintains a 100% valuation allowance with respect to deferred tax assets, therefore there are no deferred taxes on the Company’s Balance Sheet. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value Measurement

The Company values its convertible notes and amounts due to related partings and short-term loans payable under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities, and listed equities.

Level 2 – Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal markets for these securities are the secondary institutional markets, and valuations are based on observable market data in those markets.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The Company uses Level 3 to value its derivative instruments.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation-Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest, and will result in a charge to operations.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Subsequent Event

The Company evaluated subsequent events through the date when consolidated financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that have an impact on the Company’s operations.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of March 31, 2023, the Company had a working capital deficit of $514,417 and an accumulated deficit of $586,186.

The Company expects to generate operating cash flows that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable.

The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

NOTE 4 – BUSINESS ACQUISITION

On February 10, 2022, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of the Company and the managing member of Activist Investing LLC (“Activist”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 569,889,500 shares of common stock of ADOB, to be issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. As of the date of this Report, none of the 569,889,500 shares had been issued. The former stockholders of MySpray will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

For the acquisition of MySpray the following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired and liabilities assumed:

Consideration paid

Common stock, 621,000,000 shares of the Company restricted common stock valued at $0.001 per share	$621,000
Net liabilities assumed	62,777
Fair value of total consideration paid	$683,777

Net assets acquired and liabilities assumed

Cash and cash equivalents	$30,542
Accounts receivable	595
Inventory	53,431
Other assets	1,409
Total assets	$85,977

Accounts payable and accrued liabilities	117,214
Government of Canada loan	31,540
Total liabilities	148,754

Net liabilities assumed	$62,777

The Company has allocated the fair value of the total consideration paid of $547,022 to goodwill and $136,755 to intangible assets with a life of three years. The value of goodwill represents MySpray’s ability to generate profitable operations going forward. Management estimated the provisional fair values of the intangible assets and goodwill at February 10, 2022.

NOTE 5 – INTANGIBLE ASSETS

As of March 31, 2023, the balance of intangible assets was $78,316. During the three-month period ended March 31, 2023, the Company recorded $10,679 in amortization expense. As discussed in Note 4, the intangible assets have been valued based on provisional estimates of fair value and are subject to change as the Company completes its valuation assessment by the completion of the one-year measurement period. Amortization for the following fiscal years is estimated to be: 2023 - $32,038; and 2024 - $42,717, and 2025 -$3,560.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has been funded by its executive officers, and officers of its subsidiary. As of March 31, 2023, the balance due to executive officers and a former officer amounted to $227,953 in the form of interest-free demand loans compared to $227,704 during the period ended December 31, 2022. During the three months ended March 31, 2023, the Company’s officers have advanced $249 to the Company.

Additionally, an officer of MySpray owns the laboratory building that the Company occupies. He rents this facility to MySpray based on a verbal, month-to-month agreement. MySpray pays approximately $26,000 annually in rent. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

NOTE 7 – COMMON STOCK AND COMMON STOCK PAYABLE

On May 5, 2022, the Company filed a Certificate of Amendment with the state of Nevada increasing its authorized shares from 75,000,000 to 20,000,000 shares of $0.001 par value common stock. As of March 31, 2023, and December 31, 2022, a total of 644,889,500 and 75,000,000 shares of common stock were issued and outstanding, respectively.

As of the date of this report, the Company had numerous shares issuable for private placements accepted from investors during the three months ended March 31, 2023. Since the Company has delayed issuing these shares the associated value of the shares has been recorded as a liability on the Company’s, Balance sheet. As of March 31, 2023 and December 31, 2022 the balance of Common Stock Payable was $273,989 and $843,878, respectively.

The amount of $273,989 is comprised of the following elements:

●	During the three months ended June 30, 2022 the Company raised $194,544, net, from sale of 21,000,000 shares to seven investors at average sale price of these shares was $0.017618 Cad per share, and the repurchase of 24,000,000 shares at an average price of $0.00431 Cad.

●	6,000,000 shares are issuable to a consultant valued at $0.012854 per share valued at $77,125. The share price of $0.012854 is equivalent to the average purchase price of the Company’s recently completed private placements and repurchase of shares noted above.

None of the above-mentioned shares have been issued or retired as of March 31, 2023.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with the Statement of Financial Accounting Standards (“SFAS”) 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the consolidated financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Soul Biotechnology Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Soul Biotechnology Corporation as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2021

Lakewood, CO

March 10, 2023

SOUL BIOTECHNOLOGY CORPORATION

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
Current assets
Cash and cash equivalents	$41,808	$9,499
Accounts receivable	1,344	-
Inventory	35,281	-
Prepaid and other assets	1,179	-
Total current assets	79,612	9,499
Goodwill	512,196	-
Intangible assets	88,923	-
Total assets	$680,731	$9,499

Liabilities and Stockholders’ Deficit
Current Liabilities
Accrued payable and accrued liabilities	$42,953	$428
Common stock payable	843,878	-
Due to related parties	227,704	142,752
Total current liabilities	1,114,535	143,180
Government loans	29,532	-
Total liabilities	1,144,067	143,180

Stockholders’ Deficit
Common stock, Par Value $0.001, 700,000,000 shares authorized, 75,000,000 and 23,889,500 shares issued and outstanding of shares as of December 31, 2022 and December 31, 2021, respectively	75,000	23,890
Additional paid in capital	25,740	25,740
Accumulated deficit	(525,881)	(183,311)
Accumulated other comprehensive loss	(38,195)	-
Total stockholders’ deficit	(463,336)	(133,681)
Total liabilities and stockholders’ deficit	$680,731	$9,499

The accompanying notes are an integral part of these financial statements

SOUL BIOTECHNOLOGY CORPORATION

Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2022	2021
Revenue, net
Revenue, net	$296,597	$81
Cost of sales	70,784	-
Gross margin	225,813	81

Operating expenses
General and administrative expenses	251,652	18,540
Professional fees	274,253	27,360
Amortization of intangible assets	40,764	-
Total operating expenses	566,668	45,900
Loss from Operations	(340,855)	(45,819)

Other income (expense)
Interest income (expense)	(1,715)	21
Total other income (expenses), net	(1,715)	21
Loss from operations before income taxes	(342,570)	(45,798)
Income tax expense	-	-
Net Loss	$(342,570)	$(45,798)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	69,258,821	23,889,500

Comprehensive loss:
Net loss	$(342,570)	$(45,798)
Foreign currency translation adjustment	(38,195)	-
Comprehensive loss	$(380,765)	$(45,798)

The accompanying notes are an integral part of these financial statements

SOUL BIOTECHNOLOGY CORPORATION

Consolidated Statements of Changes in Shareholders’ Deficit

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Value	Capital	Income	Deficit	Deficit
Balance, December 31, 2020	23,889,500	$23,890	$25,740	$-	$(137,513)	$(87,883)

Net loss		-	-	-	(45,798)	(45,798)

Balance, December 31, 2021	23,889,500	$23,890	$25,740	$-	$(183,311)	$(133,681)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Value	Capital	Income	Deficit	Deficit
Balance, December 31, 2021	23,889,500	$23,890	$25,740	-	$(183,311)	$(133,681)

Shares issued with acquisition of MySpray	51,110,500	51,110				51,110

Change in exchange rates			-	(38,195)		(38,195)

Net loss					(342,570)	(342,570)

Balance, December 31, 2022	75,000,000	$75,000	$25,740	$(38,195)	$(525,881)	$(463,336)

The accompanying notes are an integral part of these financial statements

SOUL BIOTECHNOLOGY CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(342,570)	$(45,798)
Amortization of intangible assets	40,764
Adjustments to reconcile net income to net cash provided by operating activities:	-
Changes in operating assets and liabilities:
Accounts receivable		-
Inventory	14,748	-
Common stock payable	77,125
Accrued payable and accrued liabilities	10,769
Net cash used in operating activities	(199,165)	(45,798)

Cash Flows from Investing Activities
Acquisition of a business net of cash acquired	19,981	-
Net cash (used in) provided by investing activities	19,981	-

Cash Flows From Financing Activities
Common stock payable	196,864
Proceeds from related party loans, net of repayments	12,821	41,704
Net cash provided by financing activities	209,685	41,704

Effect of exchange rates on cash and cash equivalents	1,807
Net (decrease) increase in cash and cash equivalents	32,308	(4,094)
Cash and cash equivalents, beginning of year	9,499	13,593
Cash and cash equivalents, end of year	$41,808	$9,499

Supplemental disclosure of cash flow information
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these financial statements

SOUL BIOTECHNOLOGY COPRORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Basis of Presentation and Organization

Soul Biotechnology Corporation (“Soul”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017 as Adorbs Inc. The Company changed its name to Soul Biotechnology Corporation on January 3, 2023.

Former management was comprised of two people, Rebecca Jill Lazar, Chief Executive Officer; and Michael Lazar, Chief Financial Officer. Due to the development stage of the Company, Ms. Lazar spent part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities included acting as the Company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar cultivated relationships with children’s clothing stores and manufacturers and spent the time necessary to oversee the product development, manufacturing, sales, and marketing campaigns, website design, and direct the primary operations of the business.

On January 19, 2018, the Company filed a Form S-1 for registration of securities under the Securities Act of 1933. The S-1 was declared effective on March 14, 2018, and at that time the Company became a fully reporting public company. The Company filed its first Form 10-Q on May 10, 2018, for the period ended March 31, 2018, and subsequently filed all required reports until through the period ended March 31, 2019. On July 1, 2019, the Company filed a Form 15 to terminate its registration. Despite her best efforts, Ms. Lazar determined during the three months ended June 30, 2020, that the Company’s business plan was no longer viable. Subsequently, during July 2020, Ms. Lazar and her husband Michael Lazar resigned their positions executive positions with the Company and gifted their majority shareholdings for no consideration to Activist Investing LLC, an entity controlled by Michael Lazar’s brother, David Lazar. These shares were gifted in return for David Lazar’s commitment to provide funding to the Company going forward and for his expertise in managing and directing distressed companies.

Activist Investing LLC received 11,000,000 shares from Ms. Lazar, and 10,000,000 shares from Michael Lazar for a total of 21,000,000 shares. Based upon 23,889,500 shares outstanding, this effectively gave David Lazar 87.9% ownership of the Company. Concurrently with the change of control, David Lazar was appointed as CEO and Director and is currently the only employee, officer, and director of the Company. As a result of these transactions, the Company become a “blank check” company.

On June 22, 2020, the Company dismissed Michael Gillespie & Associates, PLLC “Gillespie”) as its independent registered public accounting firm who had performed the audit of the Company’s 2018 financial statements for the year ended December 31, 2018. Gillespie’s report on the Company’s financial statements for the year ended December 31, 2018, did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports included explanatory paragraphs with respect to the Company’s ability to continue as a going concern. During the year ended December 31, 2018, and through June 21, 2020, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Gillespie on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to satisfaction, would have caused Gillespie to make reference to the subject matter thereof in connection with its reports for the period ended 2018 or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

On June 22 2020, the Company appointed AJSH & Co. LLP, a PCOAB registered firm as its independent registered accounting firm who performed the Company’s audit for the period ended December 31, 2019 and has reviewed its financial statements for the three and nine-month period ended September 30, 2021.

On December 29, 2020, the Company’s Registration Statement on Form 10-12G was declared effective.

On February 10, 2022, Soul Inc. (“ADOB,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), an Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of ADOB and the managing member of Activist Investing LLC. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 593,779,000 shares of common stock of ADOB, issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

On April 26, 2022, Adorbs Inc. (the “Company”) terminated its engagement with AJSH & Co LLP (“AJSH”), the Registrant’s prior independent registered public accounting firm, and thereafter provided AJSH with its disclosures in the Current Report on Form 8-K disclosing the termination of the engagement of AJSH and requested in writing that AJSH furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. AJSH’s response is filed as an exhibit to this Current Report on Form 8-K.

The auditor reports by AJSH contained in the financial statements of the Company for the years ended December 31, 2021 and 2020, filed as part of the annual reports on Form 10-K for the years ended December 31, 2021 and 2020, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the Company’s ability to continue as a going concern. There had been no disagreements with AJSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2021 and 2020, nor in the subsequent periods through April 26, 2022.

On April 26, 2022, the Board of Directors of the Company engaged BF Borgers CPA PC (“Borgers”) as its independent accountant to provide auditing services for going forward for the Company. The Company has terminated the engagement of AJSH. The decision to hire Borgers was approved by the Company’s Board of Directors.

The Company’s year-end is December 31.

All figures presented in this report are in US dollars unless stated otherwise.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING ASSUMPTIONS AND POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with the FASB’s ASC, which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary MySpray Therapeutics Inc. All intercompany accounts and transactions are eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements.

The Company expects to generate operating cash flow that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable.

The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these consolidated financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. As of December 31, 2022, and December 31, 2021, the on-hand cash balances were $41,808 and $9,499, respectively.

Inventory

Inventory, is stated at the lower of cost or net realizable value with cost determined under the first-in, first-out (“FIFO”) method. As of December 31, 2022, and December 31, 2021, inventory amounted to $35,281 and $71,219, respectively.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist primarily of customer relationships, trademarks and product formulations. The useful life of these customer relationships is estimated to be three years.

Goodwill is not amortized but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures, and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then an impairment loss is recognized in an amount equal to the excess.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Foreign Currency Translation

The functional and reporting currency of MySpray is the Canadian dollar. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of stockholders’ equity.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company’s operating results as compared to the corresponding change in the allowance for doubtful accounts, accumulated depreciation, and accumulated amortization, respectively, due to foreign currency translation. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company’s stockholders’ equity.

Long-lived assets

The Company accounts for its long-lived assets in accordance with Financial Accounting Standard Board (“FASB”) ASC 360-10, “Property, Plant and Equipment” which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposal value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. The Company maintains a 100% valuation allowance with respect to deferred tax assets, therefore there are no deferred taxes on the Company’s Balance Sheet. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value Measurement

The Company values its convertible notes and amounts due to related partings and short-term loans payable under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities, and listed equities.

Level 2 – Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal markets for these securities are the secondary institutional markets, and valuations are based on observable market data in those markets.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The Company uses Level 3 to value its derivative instruments.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation-Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest, and will result in a charge to operations.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Subsequent Event

The Company evaluated subsequent events through the date when consolidated financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that have an impact on the Company’s operations

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of December 31, 2022, the Company had a working capital deficit of $1,034,923 and an accumulated deficit of $525,881.

The Company expects to generate operating cash flows that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable.

The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

NOTE 4 – BUSINESS ACQUISITION

On February 10, 2022, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of the Company and the managing member of Activist Investing LLC (“Activist”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 569,889,500 shares of common stock of ADOB, issued upon the increase in authorized shares of common stock of ADOB to 20,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. As of the date of this Report, none of the 569,889,500 shares had been issued. The former stockholders of MySpray acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

For the acquisition of MySpray the following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired and liabilities assumed:

Consideration paid

Common stock, 621,000,000 shares of the Company restricted common stock valued at $0.001 per share	$621,000
Net liabilities assumed	62,777
Fair value of total consideration paid	$683,777

Net assets acquired and liabilities assumed

Cash and cash equivalents	$30,542
Accounts receivable	595
Inventory	53,431
Other assets	1,409
Total assets	$85,977

Accounts payable and accrued liabilities	117,214
Government of Canada loan	31,540
Total liabilities	148,754

Net liabilities assumed	$62,777

The Company has allocated the fair value of the total consideration paid of $547,022 to goodwill and $136,755 to intangible assets with a life of three years. The value of goodwill represents MySpray’s ability to generate profitable operations going forward. Management estimated the provisional fair values of the intangible assets and goodwill at February 10, 2022.

NOTE 5 – INTANGIBLE ASSETS

As of December 31, 2022, the balance of intangible assets was $88,923. During the year ended December 31, 2022, the Company recorded $40,764 in amortization expense. As discussed in Note 4, the intangible assets have been valued based on provisional estimates of fair value and are subject to change as the Company completes its valuation assessment by the completion of the one-year measurement period. Amortization for the following fiscal years is estimated to be: 2023 - $42,682; and 2024 - $42,682, 2025 -$3,559.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has been funded by its executive officers, and officers of its subsidiary. As of December 31, 2022, the balance due to executive officers and a former officer amounted to $227,704 in the form of interest-free demand loans compared to $142,752 during the period ended December 31, 2021. During the year ended December 31, 2022, the Company’s officers have advanced $12,821, to the Company.

Additionally, an officer of MySpray owns the laboratory building that the Company occupies. He rents this facility to MySpray based on a verbal, month-to-month agreement. MySpray pays approximately $26,000 annually in rent. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

NOTE 7 – COMMON STOCK AND COMMON STOCK PAYABLE

On May 5, 2022, the Company filed a Certificate of Amendment with the state of Nevada increasing its authorized shares from 75,000,000 to 20,000,000 shares of $0.001 par value common stock. As of December 31, 2022, and December 31, 2021, a total of 75,000,000 and 23,889,500 shares of common stock were issued and outstanding, respectively.

As of the date of this report, the Company had numerous shares issuable as part of the February 10, 2022 Share Exchange and for private placements accepted from investors during the year ended December 31, 2022. Since the Company has delayed issuing these shares the associated value of the shares has been recorded as a liability on the Company’s, Balance sheet. As of December 31, 2022 and December 31, 2021 the balance of Common Stock Payable was $843,878 and $-0-, respectively.

The amount of $843,878 is comprised of the following elements:

●	569,889,500 shares are issuable pursuant to the terms of the share Exchange Agreement. These shares were valued at a par value of $0.001, or $569,889

●	During the three months ended June 30, 2022 the Company raised $194,544, net, from sale of 21,000,000 shares to seven investors at average sale price of these shares was $0.017618 Cad per share, and the repurchase of 24,000,000 shares at an average price of $.00431 Cad.

●	6,000,000 shares are issuable to a consultant valued at $0.012854 per share valued at $77,125. The share price of $0.012854 is equivalent to the average purchase price of the Company’s recently completed private placements and repurchase of shares noted above.

None of the above-mentioned shares have been issued or retired as of December 31, 2022.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with the Statement of Financial Accounting Standards (“SFAS”) 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the consolidated financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements except as follows:

Subsequent to December 31, 2022 the Company issued 569,889,500 shares related to the Share Exchange Agreement -see Note 7. Common Stock and Common Stock Payable. These shares were valued at a par value of $0.001, or $569,889.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the year ended December 31, 2022, the Company had numerous shares issuable as part of the February 10, 2022 Share Exchange and for private placements accepted from investors during the year ended December 31, 2022. Since the Company has delayed issuing these shares the associated value of the shares has been recorded as a liability on the Company’s, Balance sheet. As of December 31, 2022 and December 31, 2021 the balance of Common Stock Payable was $843,878 and $-0-, respectively.

The amount of $843,878 is comprised of the following elements:

●	569,889,500 shares are issuable pursuant to the terms of the share Exchange Agreement. These shares were valued at a par value of $0.001, or $569,889

●	During the three months ended June 30, 2022 the Company raised $194,544, net, from sale of 21,000,000 shares to seven investors at average sale price of these shares was $0.017618 Cad per share, and the repurchase of 24,000,000 shares at an average price of $.00431 Cad.

●	6,000,000 shares are issuable to a consultant valued at $0.012854 per share valued at $77,125. The share price of $0.012854 is equivalent to the average purchase price of the Company’s recently completed private placements and repurchase of shares noted above.

None of the above-mentioned shares were issued or retired as of December 31, 2022.

During the three months ended March 31, 2023, the Company had numerous shares issuable for private placements accepted from investors during the three months ended March 31, 2023. Since the Company has delayed issuing these shares the associated value of the shares has been recorded as a liability on the Company’s, Balance sheet. As of March 31, 2023 and December 31, 2022 the balance of Common Stock Payable was $273,989 and $843,878, respectively.

The amount of $273,989 is comprised of the following elements:

●	During the three months ended June 30, 2022 the Company raised $194,544, net, from sale of 21,000,000 shares to seven investors at average sale price of these shares was $0.017618 Cad per share, and the repurchase of 24,000,000 shares at an average price of $0.00431 Cad.

●	6,000,000 shares are issuable to a consultant valued at $0.012854 per share valued at $77,125. The share price of $0.012854 is equivalent to the average purchase price of the Company’s recently completed private placements and repurchase of shares noted above.

None of the above-mentioned shares have been issued or retired as of March 31, 2023.

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Company Inc., as amended on March 16, 2018 (incorporated by reference to our Registration Statement on Form S-1 filed on January 19, 2018)
3.2	Amended Articles of Incorporation
3.3	Amended and Restated Bylaws of the Company
3.4	Corporate Registry of MySpray Therapeutics Inc. (incorporated by reference to our Current Report on Form 8-K filed on February 10, 2022)
4.1	Share Exchange Agreement (incorporated by reference to our Current Report on Form 8-K filed on February 10, 2022)
5.1	Opinion of McMurdo Law Group, LLC, legal counsel*
10.1	Demand Note with Nichol Martinuik, dated September 30, 2021 (incorporated by reference to our Current Report on Form 8-K filed on February 10, 2022)
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)
99.1	Subscription Agreement
107	Filing fee schedule

*	To be filed by amendment.

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	The undersigned Registrant hereby undertakes that:

A.	For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B.	That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Yorkton Saskatchewan, Canada on August 7, 2023.

SOUL BIOTECHNOLOGY CORP.

By:	/s/ Rachel Martinuik
Rachel Martinuik, CEO,CFO, and Director (Principal Executive Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: August 7, 2023

By:	/s/ Rachel Martinuik
Rachel Martinuik, CEO,CFO, and Director (Principal Executive Officer and Principal Accounting Officer)

Dated: August 7, 2023

By:	/s/ Nichol Martinuik
Nichol Martinuik, Director